Exhibit 4.2.3

Amendment No. 2 to Credit Agreement

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 14, 2022, and is by and among Arthur J. Gallagher & Co., a Delaware corporation (the “Borrower”) and Bank of Montreal, as Administrative Agent.

Preliminary Statements

A.
The Borrower, the financial institutions from time to time party thereto and the Administrative Agent have heretofore entered into that certain Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”);
B.
Certain Loans and/or other extensions of credit under the Credit Agreement bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on LIBOR in accordance with the terms of the Credit Agreement or the other Loan Documents; and
C.
The Administrative Agent and Company have determined in accordance with Section 11.2(b) of the Credit Agreement that LIBOR should be replaced with a successor rate or rates and such Section provides that if the Administrative Agent shall have determined that new benchmark interest rates exists to replace any LIBOR, then the Administrative Agent and the Borrower shall be permitted to amend such applicable provisions including certain conforming changes as are necessary or advisable, and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders by 5:00 p.m. (Chicago time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower (it being understood and agreed that this Amendment was posted to the Lenders and Company on December 7, 2022).

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

Definitions

Section 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

Article II

Amendments

Section 2.1 The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined herein), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereto.

Section 2.2 The provisions in the Amended Credit Agreement attached as Annex I hereto shall not apply with respect to any (a) Loan bearing interest or incurring fees, commissions or other amounts based on LIBOR, but excluding any Base Rate Loan (each, a “LIBOR Credit Extension”) requested, made or outstanding that bears interest with reference to a LIBOR rate that (i) is or was set prior to the Amendment No. 2 Effective Date and (ii) is held constant for a specifically designated period and is not reset on a daily or substantially daily basis (disregarding day count, weekend or holiday conventions) and (b) any retroactive margin, yield, fee or commission increases available to the Administrative Agent or the Lenders as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any LIBOR Credit Extension or any higher fee or commission for any applicable period, and in each case, the LIBOR Related Definitions and provisions with respect thereto (as in effect immediately prior to giving effect to the provisions of this Amendment on the Amendment No. 2 Effective Date) shall continue in effect solely for such purpose; provided that, with respect to any such LIBOR Credit Extension described in clause (a) of this Section 2.2, such LIBOR Credit Extension shall only continue in effect in accordance with its terms until the then-current Interest Period for such LIBOR Credit Extension has concluded.

As used herein, “LIBOR Related Definition” means any term defined in the Credit Agreement or any other Loan Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Amendment No. 2 Effective Date, however phrased, primarily relating to the determination, administration or calculation of LIBOR, including by way of example any instances of the LIBOR Index Rate and other applicable terms such as “Eurodollar Reserve Percentage.” LIBOR Related Definition does not include any term such as “Base Rate”, or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of this Amendment, LIBOR Quoted Rate, even if such term, immediately prior to giving effect to the provisions of this Amendment, would have included a component based on the LIBOR Quoted Rate.

Article III

Representations And Warranties

Section 3.1 Loan Document. The Borrower and Lenders acknowledge and agree that this Amendment shall constitute a Loan Document.

Section 3.2 Authority and Validity. The Borrower has all requisite corporate or other applicable entity power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents (as amended by this Amendment). This Amendment has been duly authorized, executed, and delivered by the Borrower, and this Amendment and the Credit Agreement (as amended by this Amendment) constitute the valid and binding obligation of the Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

Section 3.3 Non-Contravention. The execution and delivery by the Borrower of this Amendment and the performance by each Borrower of this Amendment and the Credit Agreement (as amended by this Amendment) do not: (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Borrower, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Borrower or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Borrower.

Section 3.4 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by any Borrower of this Amendment or performance by any Borrower of this Amendment or the Credit Agreement (as amended by this Amendment), except for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect.

Section 3.5. No Default. At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Article IV

Conditions Precedent

Section 4.1 Effectiveness. This Amendment shall become effective as of 5:00 p.m. (Chicago time) five (5) Business Days after the date hereof (the “Amendment No. 2 Effective Date”) if, and only if, the following conditions precedent are satisfied:

(a)
The Administrative Agent’s receipt of executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent and the Company;
(b)
The representations and warranties of the Borrower contained in Article III of this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date and after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects only as of such earlier date; and
(c)
The Administrative Agent has not received, by such time, written notice of objection to this Amendment from Lenders comprising the Required Lenders.

Article V

Miscellaneous Provisions

Section 5.1 Ratification of and References to the Credit Agreement. Except for the amendments expressly set forth above, the Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect. Reference to this specific Amendment need not be made in the Credit Agreement, the Note(s), or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 5.2 Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.3 Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of executed counterparts of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.4 No Other Amendments. Except for the amendments expressly set forth in this Amendment, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

Section 5.5 Costs and Expenses. The Company agrees to pay promptly following an invoice therefor all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent, in each case, subject to the limitations set forth in Section 14.14 of the Credit Agreement.

Section 5.6 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois. The provisions of Section 14.19 (Submission to Jurisdiction; Waiver of Jury Trial) of the Credit Agreement shall be applicable mutatis mutandis to this Amendment.

[Remainder of Page to be Left Blank]

This Amendment No. 2 to Credit Agreement is entered into by the parties hereto for the uses and purposes hereinabove set forth as of the date first above written.

Borrower

Arthur J. Gallagher & Co.

By:	/s/ Sara Walsh
	Name:	Sara Walsh
	Title:	Assistant VP – Corporate Finance
Assistant Corporate Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

Bank of Montreal, as Administrative Agent

By:	/s/ Mark Mital
	Name:	Mark Mital
	Title:	Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

~~Conformed Second Amended and Restated Multicurrency Credit~~

~~AGREEMENT~~ANNEX I

•
First Amendment to Second Amended and Restated Multicurrency Credit Agreement dated August

~~, 2020~~

~~This Conformed Second Amended and Restated Multicurrency Credit Agreement is for convenient reference purposes only and does not supersede or replace the Second Amended and Restated Multicurrency Credit Agreement and~~

~~ABOVE-REFERENCED AMENDMENTS THERETO~~

Second Amended and Restated Multicurrency Credit Agreement Dated as of

JUNE 7, 2019 AMONG

Arthur J. Gallagher & Co., as a Borrower,

AND

THE OTHER BORROWERS PARTY HERETO*, THE LENDERS PARTY HERETO,

AND

Bank of Montreal,

as Administrative Agent,

BMO Capital Markets Corp.,

BofA Securities, Inc.,

Barclays Bank PLC,

Citibank, N.A.

AND

JPMorgan Chase Bank, N.A.,

as Joint Lead Arrangers,

Joint Bookrunners and

as Co-Syndication Agents

AND

Capital One, National Association,

HSBC Bank USA, National Association,

PNC Bank, National Association

AND

U.S. Bank National Association,

as Co-Documentation Agents

* The Subsidiary that were Borrowers on the Effective Date were removed as borrowers by Amendment No. 1

~~Conformed~~ Second A&R Credit Agreement ~~4837-2792-5960~~(Amend No. 2 Annex) 4882-7761-5622 v~~2~~10.docx 1615988

Table of Contents

(This Table of Contents is not part of the Agreement)

Section	Heading	Page

Section 1.	The Credits	2

Section 1.1.	The Revolving Credit Commitments	2
Section 1.2.	Letters of Credit	2
Section 1.3.	Applicable Interest Rates	6
Section 1.4.	Minimum Borrowing Amounts for Revolving Loans	7
Section 1.5.	Manner of Borrowing, and Designating Interest Rates Applicable to, Revolving Loans	~~7~~7
Section 1.6.	Defaulting Lenders	9
Section 1.7.	Cash Collateral for Fronting Exposure	11

Section 2.	The Swing Line	~~13~~12

Section 2.1.	Swing Loans.	~~13~~12
Section 2.2.	Interest on Swing Loans	12
Section 2.3.	Requests for Swing Loans	13
Section 2.4.	Refunding Loans	~~14~~13
Section 2.5.	Participations	13

Section 3.	General Provisions Applicable to All Loans; Revolving Credit Commitment Terminations and Increases	~~15~~14

Section 3.1.	Interest Periods	~~15~~14
Section 3.2.	Default Rate	~~16~~15
Section 3.3.	Evidence of Indebtedness	15
Section 3.4.	Maturity of Loans.	~~17~~16
Section 3.5.	Prepayments	16
Section 3.6.	Funding Indemnity for Fixed Rate Loans	~~18~~17
Section 3.7.	Commitment Terminations	17
Section 3.8.	Increase in Commitments	~~19~~17
Section 3.9.	Appointment of Company as Agent for Borrowers	18

Section 4.	Fees; Place and Application of Payments	~~20~~18

Section 4.1.	Fees	~~20~~18
Section 4.2.	Place and Application of Payments	19

Section 5.	Joint and Several Obligors and Further Assurances	~~22~~20

Section 5.1.	Joint and Several Obligors	~~22~~20
Section 5.2.	Guaranties	~~22~~20
Section 5.3.	Further Assurances	20
Section 5.4.	Release of Borrower or Guarantor	~~23~~21

Section 6.	Definitions; Interpretation	~~23~~21

Section 6.1.	Definitions	~~23~~21
Section 6.2.	Interpretation	~~47~~47
Section 6.3.	Change in Accounting Principles	~~47~~47
Section 6.4.	Divisions	~~48~~48

-i-

Section 6.5.	Terms Applicable to Daily Simple RFR	48
Section 6.6.	Rates	48

SECTION 7.	REPRESENTATIONS AND WARRANTIES	~~48~~49

Section 7.1.	Organization and Qualification	~~48~~49
Section 7.2.	Subsidiaries	~~48~~49
Section 7.3.	Corporate Authority and Validity of Obligations	~~49~~49
Section 7.4.	Use of Proceeds; Margin Stock	~~49~~50
Section 7.5.	Financial Reports	~~50~~50
Section 7.6.	No Material Adverse Change	~~50~~50
Section 7.7.	Full Disclosure	~~50~~50
Section 7.8.	Good Title	~~50~~50
Section 7.9.	Litigation and Other Controversies	~~51~~51
Section 7.10.	Taxes	~~51~~51
Section 7.11.	Approvals	~~51~~51
Section 7.12.	Affiliate Transactions	~~51~~51
Section 7.13.	Investment Company	~~51~~51
Section 7.14.	ERISA	~~51~~51
Section 7.15.	Compliance with Laws	~~52~~51
Section 7.16.	Other Agreements	~~52~~52
Section 7.17.	Labor Controversies	~~52~~52
Section 7.18.	Insolvency	~~52~~52
Section 7.19.	No Default	~~52~~52
Section 7.20.	Compliance with Sanctions Program	~~52~~52

Section 8.	Conditions Precedent	~~53~~53

Section 8.1.	Initial Credit Event	~~53~~53
Section 8.2.	All Credit Events	~~54~~54

Section 9.	Covenants	~~55~~54

Section 9.1.	Maintenance of Business	~~55~~55
Section 9.2.	Taxes and Assessments	~~55~~55
Section 9.3.	Insurance	~~55~~55
Section 9.4.	Financial Reports	~~56~~55
Section 9.5.	Inspection	~~58~~57
Section 9.6.	Cash Flow Leverage Ratio	~~58~~57
Section 9.7.	Interest Coverage Ratio	~~58~~57
Section 9.8.	Liens	~~58~~57
Section 9.9.	Acquisitions	~~60~~58
Section 9.10.	Mergers, Consolidations and Sales	~~60~~59
Section 9.11.	ERISA	~~61~~59
Section 9.12.	Compliance with Laws	~~61~~60
Section 9.13.	Burdensome Contracts with Affiliates	~~61~~60
Section 9.14.	No Changes in Fiscal Year	~~62~~60
Section 9.15.	Change in the Nature of Business	~~62~~60
Section ~~9. 16~~9.16.	Limitations on Consolidated Priority Indebtedness	~~62~~60
Section 9.17.	Compliance with Sanctions Programs and Anti-Corruption Laws	~~62~~60

-ii-

Section 9.18.	Redesignation of Restricted and Unrestricted Subsidiaries	~~63~~61
Section 9.19.	Limitation on Unrestricted Subsidiaries	~~63~~61

Section 10.	Events of Default and Remedies	~~64~~62

Section 10.1.	Events of Default	~~64~~62
Section 10.2.	Non-Bankruptcy Defaults	~~66~~63
Section 10.3.	Bankruptcy Defaults	~~66~~64
Section 10.4.	Collateral for Undrawn Letters of Credit	~~66~~64
Section 10.5.	Notice of Default	~~67~~65
Section 10.6.	Expenses	~~67~~65

Section 11.	Change in Circumstances	~~67~~65

Section 11.1.	Change of Law	~~67~~65
Section 11.2.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, ~~Adjusted LIBOR~~Applicable Interest Rate	~~68~~65
Section 11.3.	Increased Cost	~~69~~68
Section 11.4.	Lending Offices	~~71~~69
Section 11.5.	Discretion of Lender as to Manner of Funding	~~71~~69
Section 11.6.	Replacement of Lenders	~~71~~69

Section 12.	The Administrative Agent	~~72~~70

Section 12.1.	Appointment and Authorization of Administrative Agent	~~72~~70
Section 12.2.	Administrative Agent and its Affiliates	~~72~~70
Section 12.3.	Action by Administrative Agent	~~72~~70
Section 12.4.	Consultation with Experts	~~73~~71
Section 12.5.	Liability of Administrative Agent; Credit Decision	~~73~~71
Section 12.6.	Indemnity	~~74~~72
Section 12.7.	Resignation of Administrative Agent and Successor Administrative Agent	~~74~~72
Section 12.8.	L/C Issuer and Swing Line Lender	~~75~~73
Section 12.9.	Designation of Additional Agents	~~75~~73
Section 12.10.	Certain ERISA Matters	~~76~~73

Section 13.A.	Joint and Several Obligors	~~77~~74

Section 13.1.A.	Joint and Several Obligors	~~77~~74
Section 13.2.A.	Unconditional	~~77~~75
Section 13.3.A.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~78~~76
Section 13.4.A.	Subrogation	~~78~~76
Section 13.5.A.	Waivers	~~79~~76
Section 13.6.A.	Limit on Recovery	~~79~~76
Section 13.7.A.	Stay of Acceleration	~~79~~76
Section 13.8.A.	Benefit to each Borrower	~~79~~76
Section 13.9.A.	Borrower Covenants	~~79~~77

Section 13.B.	The Guaranties	~~79~~77

-iii-

Section 13.1.B.	The Guaranties	~~79~~77
Section 13.2.B.	Guarantee Unconditional	~~80~~77
Section 13.3.B.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~80~~78
Section 13.4.B.	Subrogation	~~81~~78
Section 13.5.B.	Waivers	~~81~~78
Section 13.6.B.	Limit on Recovery	~~81~~78
Section 13.7.B.	Stay of Acceleration	~~81~~78
Section 13.8.B.	Benefit to Guarantors	~~81~~79
Section 13.9.B.	Guarantor Covenants	~~82~~79

SECTION 14.	MISCELLANEOUS	~~82~~79

Section 14.1.	Withholding Taxes	~~82~~82
Section 14.2.	No Waiver of Rights	~~85~~82
Section 14.3.	Non-Business Day	~~86~~82
Section 14.4.	Survival of Representations	~~86~~82
Section 14.5.	Survival of Indemnities	~~86~~82
Section 14.6.	Sharing of Set-Off	~~86~~83
Section 14.7.	Notices	~~87~~83
Section 14.8.	Counterparts	~~89~~85
Section 14.9.	Successors and Assigns	~~89~~85
Section 14.10.	Participants	~~89~~85
Section 14.11.	Assignments	~~90~~86
Section 14.12.	Amendments	~~93~~89
Section 14.13.	Headings	~~94~~89
Section 14.14.	Legal Fees, Other Costs and Indemnification	~~94~~90
Section 14.15.	Set Off	~~95~~90
Section 14.16.	Entire Agreement	~~96~~91
Section 14.17.	Governing Law	~~96~~91
Section 14.18.	Currency	~~96~~91
Section 14.19.	Submission to Jurisdiction; Waiver of Jury Trial	~~96~~91
Section 14.20.	USA Patriot Act	~~97~~91
Section 14.21.	Confidentiality	~~97~~92
Section 14.22.	Severability of Provisions	~~97~~92
Section 14.23.	Excess Interest	~~97~~93
Section 14.24.	Construction	~~98~~93
Section 14.25.	No Advisory or Fiduciary Responsibility	~~98~~93
Section 14.26.	Lender’s and L/C Issuer’s Obligations Several	~~99~~94
Section 14.27.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~99~~94
Section 14.28.	Amendment and Restatement	~~100~~94
Section 14.29.	Equalization of Loans and Commitments	~~100~~94
Section 14.30.	Acknowledgement Regarding Any Supported QFCs	~~100~~95

Exhibits

-iv-

A	-	Form of Notice of Payment Request
B	-	Notice of Borrowing
C	-	Notice of Continuation/Conversion
D	-	Form of Revolving Credit Note
E	-	Form of Swing Line Note
F	-	Form of Commitment Amount Increase Request
G	-	Form of Compliance Certificate
H	-	Assignment Agreement
I	-	Form of Additional Obligor Supplement
J	-	Form of Additional Guarantor Supplement
K-1	-	Form of U.S. Tax Compliance Certificate
K-2	-	Form of U.S. Tax Compliance Certificate
K-3	-	Form of U.S. Tax Compliance Certificate
K-4	-	Form of U.S. Tax Compliance Certificate

SCHEDULE 1	Revolving Credit Commitments
SCHEDULE 1.2(a)	Existing L/Cs
SCHEDULE 7.2	Subsidiaries

-v-

Second Amended and Restated Multicurrency Credit Agreement

THIS SECOND AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is entered into as of June 7, 2019, by and among Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), the Subsidiaries from time to time party to this Agreement as joint and several obligors (such Subsidiaries together with the Company individually, a “Borrower” and collectively, the “Borrowers”), the several financial institutions from time to time party to this Agreement, as Lenders, and Bank of Montreal, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 6.1 hereof.

Preliminary Statement

A.
The Borrowers, the lenders party thereto (the “Existing Lenders”), and the Administrative Agent previously entered into an Amended and Restated Multicurrency Credit Agreement dated as of April 8, 2016 (as heretofore amended or otherwise modified, the “Existing Credit Agreement”). Pursuant to the Existing Credit Agreement, the Administrative Agent and the Existing Lenders agreed, among other things, to extend a $800,000,000 revolving credit facility to the Borrowers.

B.
The Borrowers have requested that (i) the maturity date under the Existing Credit Agreement be extended, (ii) the amount of the revolving credit facility available under the Existing Credit Agreement be increased, (iii) certain other amendments be made to the Existing Credit Agreement, and (iv) for the sake of clarity and convenience, the Existing Credit Agreement be restated in its entirety as so amended, and the Administrative Agent and the Lenders have agreed to such requests on the terms and conditions set forth in this Agreement.

C.
This Agreement amends and restates the Existing Credit Agreement in its entirety and from and after the date of this Agreement, all references to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement shall become effective as of the date hereof, and supersede all provisions of the Existing Credit Agreement as of such date, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in Section 8.1 hereof.

D.
This Agreement shall constitute for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. The Credits.

Section 1.1. The Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders “Revolving Loans”) in U.S. Dollars and Alternative Currencies to the Borrowers from time to time on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof on or after the Effective Date and before the Termination Date. The sum of the (i) aggregate Original Dollar Amount of Revolving Loans, (ii) the aggregate Original Dollar Amount of Swing Loans, and (iii) the aggregate U.S. Dollar Equivalent of all L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Company on behalf of the Borrowers, may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Base Rate Loans or ~~Eurocurrency~~SOFR Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans or RFR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of the Borrowers or for the account of the Borrowers and one or more of their Restricted Subsidiaries in U.S. Dollars or an Alternative Currency in the U.S. Dollar Equivalent of an aggregate undrawn face amount up to the L/C Sublimit. Notwithstanding anything herein to the contrary, the Existing L/Cs (all of which are listed and described on Schedule 1.2(a) hereto) shall each constitute a “Letter of Credit” herein for all purposes of the Agreement to the same extent, and with the same force and effect, as if such Existing L/Cs had been issued at the request of the Company on behalf of the Borrowers under the Revolving Credit. Each Letter of Credit shall be issued by the L/C Issuer in the manner described above, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding.

(b)
Applications. At any time on or after the Effective Date and before the Termination Date, the L/C Issuer shall, at the request of the Company on behalf of the Borrowers, issue one or more Letters of Credit in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of (i) 12 months from the date of issuance or (ii) 365 days after the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Company on behalf of the Borrowers and, if such Letter of Credit is for the account of one of its Restricted Subsidiaries, such Restricted Subsidiary for the relevant Letter of Credit in the form customarily prescribed by the L/C Issuer for the type of Letter of Credit, whether standby or commercial, requested (each an “Application”); provided, that with respect to any Letter of Credit with an expiration date that is later than the Termination Date, the Borrowers shall deliver to the Administrative Agent no later than 20 days prior to the Termination Date cash collateral in the U.S. Dollar Equivalent of the full amount then available for drawing under such Letter of Credit.

Any such cash collateral required by this Section 1.2(b) shall be held by the Administrative Agent pursuant to the terms of Section 10.4 hereof. Notwithstanding anything contained in any Application to the contrary (i) the Borrowers’ obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 4.1(b) hereof, (ii) except as provided above, at any time when no Event of Default exists the L/C Issuer will not call for the funding by the Borrowers of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers’ obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid until payment in full thereof at a rate per annum (x) if such Letter of Credit is denominated in U.S. Dollars, equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect and (y) if such Letter of Credit is denominated in an Alternative Currency, equal to the sum of the Applicable Margin for Eurocurrency Loans or RFR Loans, as applicable, plus the rate established pursuant to Section 3.2(c)(iii) hereof for Eurocurrency Loans or RFR Loans, as applicable, denominated in ~~an~~such Alternative Currency. The L/C Issuer will promptly notify the Lenders of each issuance by it of a Letter of Credit. If the L/C Issuer issues any Letters of Credit with expiration dates that are automatically extended under the terms set forth in such Letter of Credit, then the L/C Issuer will give notice of non-renewal to the beneficiary of such Letter of Credit with a copy to the Company on behalf of the Borrowers before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than 365 days after the Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) an Event of Default exists and the Required Lenders have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company, on behalf of the Borrowers, subject to the conditions of Section 8.2 and the other terms of this Section 1.2. Without limiting the generality of the foregoing, the L/C Issuer’s obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 8.2 and the other terms of this Section 1.2 and the L/C Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the L/C Issuer of any failure to satisfy or otherwise comply with such conditions and terms and directs the L/C Issuer not to take such action.

(c)
The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrowers to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that, if and as long as no Default or Event of Default exists and the other conditions in Section 8.2 hereof are satisfied, any Reimbursement Obligation outstanding on account of a drawing under a Letter of Credit shall automatically convert into a Borrowing of Base Rate Loans in the U.S. Dollar Equivalent of such Reimbursement Obligation on the date such drawing occurs and the L/C Issuer shall notify the Administrative Agent and each Lender thereof, and each Lender shall thereupon fund its Base Rate Loan in such Borrowing in accordance with Sections 1.1 and 1.5 (except for any requirement that a Borrowing of Base Rate Loans be in a certain amount). If the conditions in Section 8.2 cannot be satisfied with respect to any drawing, then reimbursement of such drawing shall be made in the U.S. Dollar Equivalent in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Company (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds) by no later than 1:00 p.m. (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrowers do not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(e) below.
(d)
Obligations Absolute. The Borrowers’ obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)
The Participating Interests. Each Lender (other than the Lender then acting as L/C Issuer in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrowers to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the L/C Issuer to the date two Business Days after payment by such Participating Lender is due hereunder, (x) if such Letter of Credit is denominated in U.S. Dollars, the Federal Funds Rate for each such day and (y) if such Letter of Credit is denominated in an Alternative Currency, at the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s payment, as determined by the Administrative Agent and (ii) from the date two Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, (x) if such Letter of Credit is denominated in U.S. Dollars, the Base Rate in effect for each such day and (y) if such

Letter of Credit is denominated in an Alternative Currency, the rate established by Section 3.2(c) hereof for Eurocurrency Loans denominated in such currency. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder.

The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrowers’ obligations under each Application, to the extent the Borrowers are relieved from their obligation to reimburse the L/C Issuer for a drawing under a Letter of Credit because of the L/C Issuer’s gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, the L/C Issuer, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender.

(f)
Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.2(f) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.
(g)
Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer ” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(h)
Manner of Requesting a Letter of Credit. The Company, on behalf of the Borrowers, shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Company, on behalf of the Borrowers, and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

Section 1.3. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, (360 days, in the case of clause (b) and (c) of the definition of Base Rate) and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan or SOFR Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

(b) SOFR Loans. Each SOFR Loan denominated in US Dollars made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and the actual number of days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan, as applicable, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Term SOFR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. For the avoidance of doubt, SOFR Loans may only be borrowed in US Dollars. There shall not be more than five Borrowings of SOFR Loans outstanding at any one time.

(c) Eurocurrency Loans. Each Eurocurrency Loan denominated in an Alternative Currency made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed or, in the case of a Loan denominated in pounds sterling, 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Loans plus the Adjusted ~~LIBOR~~Eurocurrency Rate applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. There shall not be more than ten Borrowings of Eurocurrency Loans outstanding at any one time.

(~~c~~d) RFR Loans. Each RFR Loan denominated in an Alternative Currency made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual number of days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, as applicable, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the applicable Daily Simple RFR plus the applicable RFR Adjustment, payable on each Interest Payment Date and at maturity (whether by acceleration or otherwise). For the avoidance of doubt, RFR Loans may only be borrowed in Sterling.

(e) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the other Obligations, and a reasonable determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each ~~Eurocurrency~~ Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the ~~first~~ day ~~of each~~it is advanced or continued for an Interest Period ~~applicable to such Loan~~. In connection with the use or administration of SOFR or any Daily Simple RFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR or any Daily Simple RFR.

Section 1.4. Minimum Borrowing Amounts for Revolving Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $100,000, provided that a Borrowing of Base Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 1.2(c) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of SOFR Loans, Eurocurrency Loans and RFR Loans shall be in an amount not less than an Original Dollar Amount of $3,000,000 and, if greater, in units of the relevant currency as would have an Original Dollar Amount most closely approximating $500,000 or an integral multiple thereof.

Section 1.5. Manner of Borrowing, and Designating Interest Rates Applicable to, Revolving Loans. (a) Notice to the Administrative Agent. The Company, on behalf of the Borrowers, shall give notice to the Administrative Agent by no later than 11:00 a.m. (Chicago time) (i) at least ~~four~~three U.S. Government Securities Business Days before the date on which the Borrowers request the Lenders to advance a Borrowing of ~~Eurocurrency~~SOFR Loans ~~denominated in an Alternative Currency~~, (ii) at least three Business Days before the date on which the Borrowers request the Lenders to advance a Borrowing of RFR Loans or Eurocurrency Loans ~~denominated in U.S. Dollars~~, and (iii) at least one Business Day before the date on which the Borrowers request the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Company, on behalf of the Borrowers, may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.4 hereof, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans or Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Company may continue all or part of such Borrowing as SOFR Loans or Eurocurrency Loans, as applicable, for an Interest Period or Interest Periods specified by the Company or~~, if such Eurocurrency Loan is denominated in U.S. Dollars,~~ convert all or part of such Borrowing into Base Rate Loans, (ii) if such Borrowing is of RFR Loans, on the last day of the Interest Period applicable thereto, the Company may continue all or part of such Borrowing as RFR Loans in the same Alternative Currency for an Interest Period or Interest Periods specified by the Company or convert all or part of such Borrowing into Base Rate Loans, and (~~ii~~iii) if such Borrowing is of Base Rate Loans, on any Business Day, the Company may (subject to the notice requirements set forth herein) convert all or part of such Borrowing into ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ for an Interest Period or Interest Periods specified by the Company. The Company shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone, telecopy or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of SOFR Loans or Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ into Base Rate Loans or of Base Rate Loans into ~~Eurocurrency~~ SOFR Loans ~~denominated in U.S. Dollars~~ must be given by no later than 11:00 a.m. (Chicago time) at least three Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of ~~Eurocurrency~~RFR Loans denominated in an Alternative Currency must be given no later than 12:00 noon (Chicago time) at least ~~four~~five Business Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, Eurocurrency Loans or RFR Loans, the currency and the Interest Period applicable thereto and shall be substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Upon notice to the Company by the Administrative Agent or the Required Lenders during the continuance of any Event of Default (or, in the case of an Event of Default under Section 10.1(k) or 10.1(l) hereof with respect to the Company, without notice), (i) no outstanding Revolving Loan denominated in U.S. Dollars may be converted to or continued as a ~~Eurocurrency~~SOFR Loan, (ii) unless repaid, each SOFR Loan and Eurocurrency Loan ~~denominated in U.S. Dollars~~ shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto, and (iii) unless repaid, each ~~Eurocurrency~~RFR Loan denominated in an Alternative Currency shall automatically be continued as ~~a~~an ~~Eurocurrency~~RFR Loan with an Interest Period of one month. The Borrowers agree that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person it in good faith believes is an Authorized Representative of the Company without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)
Notice to the Lenders. The Administrative Agent shall give prompt telecopy or other telecommunication notice to each Lender of any notice from the Company received pursuant to Section 1.5(a) above. The Administrative Agent shall give notice to the Company and each Lender by like means of the interest rate applicable to each Borrowing of SOFR Loans, RFR Loans and Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Company and each Lender of the Original Dollar Amount thereof.
(c)
Company’s Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Company has notified the Administrative Agent within the period required by Section 1.5(a) that it intends to convert such Borrowing into a Borrowing of SOFR Loans or Eurocurrency Loans or notifies the Administrative Agent within the period required by Section 3.5 that it intends to prepay such Borrowing. If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Administrative Agent within the period required by Section 3.5 that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. ~~If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation of any~~Any outstanding ~~principal amount of a~~ Borrowing of Eurocurrency Loans and RFR Loans denominated in an Alternative Currency ~~before the last day of its then current Interest Period within the period required by Section 1.5(a) and~~shall automatically continue as Eurocurrency Loans or RFR Loans, as applicable, in such Alternative Currency unless the Company has ~~not~~ notified the Administrative Agent ~~within the period required by Section 3.5~~ that ~~it~~the Borrower intends to prepay such Borrowing~~, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month~~ in accordance with Section 3.5.
(d)
Disbursement of Revolving Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of SOFR Loans, Eurocurrency Loans, or RFR Loans and not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 8 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois~~, except that if such~~. If a Borrowing is denominated in an Alternative Currency each Lender shall, subject to Section 8 hereof, make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each Lender, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Company for same day value on the date of the Borrowing. The Administrative Agent shall make the proceeds of each new Borrowing denominated in U.S. Dollars available to the Company at the Administrative Agent’s principal office in Chicago, Illinois, by depositing or wire transferring such proceeds to the credit of the Company’s Designated Disbursement Account or as the Company and the Administrative Agent may otherwise agree, and the Administrative Agent shall make the proceeds of each new Borrowing denominated in an Alternative Currency available at such office as the Administrative Agent has previously agreed to with the Company, in each case in the type of funds received by the Administrative Agent from the Lenders.
(e)
Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Company the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Company attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two Business Days after payment by such Lender is due hereunder, at a rate per annum equal to the greater of the Federal Funds Rate or, in the case of a Loan denominated in an Alternative Currency, the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s Loan, as reasonably determined by the Administrative Agent and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day or, in the case of a Loan denominated in an Alternative Currency, the rate established by Section 3.2(c) for ~~Eurocurrency~~ Loans denominated in such currency. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrowers will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.6 hereof, so that the Borrowers will have no liability under such Section with respect to such payment; provided, that such repayment by the Borrowers shall not be deemed to release or otherwise limit any claims or rights that the Borrowers may have against any Lender for the failure to fund any Loans hereunder.

Section 1.6. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.12.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the Administrative

Agent from a Defaulting Lender pursuant to Section 14.6 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 1.7; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.7; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Revolving Credit Commitments without giving effect to Section 1.6(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.6(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees.
(A)
Each Defaulting Lender shall be entitled to receive a facility fee pursuant to Section 4.1(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 1.7.
(B)
Each Defaulting Lender shall be entitled to receive a letter of credit participation fee pursuant to Section 4.1(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 1.7.
(C)
With respect to any facility fee or letter of credit participation fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 8.2 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swing Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 14.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral; Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 1.7.
(b)
Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with their respective Percentages (without giving effect to Section 1.6(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)
New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 1.7. Cash Collateral for Fronting Exposure At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the L/C Issuers’

Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.6(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 1.7 or Section 1.6 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 1.7(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2. The Swing Line.

Section 2.1. Swing Loans. Subject to all of the terms and conditions hereof, as part of the Revolving Credit, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars to the Borrowers under the Swing Line (individually, a “Swing Loan” and collectively, the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Line Loans may be availed of by the Borrowers from time to time and borrowings thereunder may be repaid and used again during the period beginning on the Effective Date and ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in an amount not less than $500,000 and in integral multiples of $100,000.

Section 2.2. Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans from time to time in effect (computed on the basis of a year 365 or 366 days, as the case may be, (360 days, in the case of clause (b) and (c) of the definition of Base Rate) for the actual number of days elapsed) or (ii) the Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

Section 2.3. Requests for Swing Loans. The Company, on behalf of the Borrowers, shall give the Administrative Agent prior notice (which may be written or oral) no later than 3:00 p.m. (Chicago time) on the date upon which the Company requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. The Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from the Company. Within 30 minutes after receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to the Company at which the Swing Line Lender would be willing to make such Swing Loan available to the Borrowers for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as the “Quoted Rate”). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance, and if the Company does not so immediately accept the Quoted Rate for the full amount requested by the Borrowers for such Swing Loan, the Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans to the Base Rate for the Interest Period selected by the Company. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be deposited or wire transferred to the Company’s Designated Disbursement Account. Anything contained in the foregoing to the contrary notwithstanding the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement; provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders. No Lender shall acquire a participation in a Swing Loan pursuant to this Section 2 if an Event of Default shall have occurred and be continuing at the time such Swing Loan was made and either the Administrative Agent or the Required Lenders shall have notified the Swing Line Lender prior to the time such Swing Loan was made that such an Event of Default shall have occurred and be continuing.

Section 2.4. Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the Borrowers (and the Borrowers hereby irrevocably authorize the Swing Line Lender to act on their behalf for such purpose) and with notice to the Company, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Percentage of the amount of the Swing Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 1.3(a)). Unless an Event of Default described in Section 10.1(k) or (l) exists with respect to the Company, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Swing Line Lender, in immediately available funds, at the Swing Line Lender’s principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay such outstanding Swing Loans.

Section 2.5. Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 2.4 above (because an Event of Default described in Section 10.1(k) or (l) exists with respect to the Company or otherwise), such Lender shall, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the relevant outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans, provided no purchase of a participation in a Swing Loan bearing interest at the Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the relevant Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section 2.5 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender or any other Person whatsoever.

Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment made by a Lender under this Section 2.5 shall be made without any offset, abatement, withholding or reduction whatsoever.

Section 3. General Provisions Applicable to All Loans; Revolving Credit Commitment Terminations and Increases

Section 3.1. Interest Periods. As provided in Section 1.5(a) hereof in the case of Revolving Loans and in Section 2.3 in the case of Swing Loans, at the time of each request to advance, continue, or create by conversion a Borrowing of Loans (other than Base Rate Loans), the Company shall select an Interest Period applicable to such Loans from among the available options. The term “Interest Period” means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of Eurocurrency Loans, one, ~~two,~~ three, or six months thereafter, (c) in the case of SOFR Loans, one, three or six months thereafter, (d) in the case of RFR Loans, one month thereafter, and (~~c~~e) in the case of Swing Loans, on the date one to five days thereafter as mutually agreed by the Swing Line Lender and the Company; provided, however, that:

(a)
any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;
(b)
for any Borrowing of Revolving Loans consisting of SOFR Loans, Eurocurrency Loans, RFR Loans or for any Swing Loan, the Company may not select an Interest Period that extends beyond the Termination Date;
(c)
whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans, Eurocurrency Loans or RFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; ~~and~~
(d)
for purposes of determining an Interest Period for a Borrowing of SOFR Loans, Eurocurrency Loans or RFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and

(e) no tenor that has been removed from this definition pursuant to Section 11.2 shall be available for specification in any borrowing request or interest rate election.

Section 3.2. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, (x) the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations at a rate per annum equal to, and (y) with respect to any outstanding Letter of Credit, the Borrowers shall pay Letter of Credit fees at a rate per annum equal to:

(a)
for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of two percent (2.0%) plus the rate otherwise applicable thereto under Section 1 or 2 hereof, respectively;
(b)
for any Swing Loan bearing interest at the Quoted Rate, the sum of two percent (2.0%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
(c)
for any SOFR Loan, Eurocurrency Loan, or RFR Loan, the sum of two percent (2.0%) plus the rate otherwise applicable thereto under Section 1 hereof; and
(d)
for any Reimbursement Obligation, the sum of two percent (2.0%) plus the rate otherwise applicable thereto under Section 1.2; and
(e)
for any Letter of Credit, the sum of two percent (2.0%) plus the letter of credit fee due under Section 4.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Company (which notice may be revoked at the direction of the Required Lenders notwithstanding any provision of Section 14.12 requiring the unanimous consent of the Lenders to reduce interest rates). Interest accrued pursuant to this Section 3.2 shall be payable on demand.

Section 3.3. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)
The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(c)
The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms. The Administrative Agent and each Lender agree to promptly provide to the Company copies of such accounts upon the reasonable request of the Company.

(d)
Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D (in the case of its Revolving Loans and referred to herein as a “Revolving Credit Note”), or Exhibit E (in the case of its Swing Loans and referred to herein as a “Swing Line Note”), as applicable (the Revolving Credit Notes, and Swing Line Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 14.11) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 14.11, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 3.4. Maturity of Loans. Each Revolving Loan shall mature and become due and payable by the Borrowers on the Termination Date. Each Swing Loan shall mature and become due and payable by the Borrowers on the last day of the Interest Period applicable thereto or, if earlier, the Termination Date.

Section 3.5. Prepayments. (a) Optional. The Borrowers may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000 and in integral multiples of $100,000 (except in the case of repayments of Base Rate Loans made under Section 1.2(c) which may be repaid in the full amount of such Base Rate Loans), (ii) if such Borrowing is of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~, in an amount not less than $1,000,000 and in integral multiples of $100,000, (iii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $1,000,000 and in integral multiples most closely approximating $100,000 and (iv) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.4 hereof remains outstanding) any Borrowing of (w) SOFR Loans upon three U.S. Government Securities Business Days’ prior notice by the Company to the Administrative Agent, (x) Eurocurrency Loans ~~denominated in U.S. Dollars~~ upon three Business Days’ prior notice by the Company to the Administrative Agent, (y) ~~Eurocurrency~~RFR Loans denominated in an Alternative Currency at any time upon ~~four~~five Business Days prior notice by the Company to the Administrative Agent, or (z) Base Rate Loans, at any time with notice delivered by the Company to the Administrative Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of SOFR Loans, Eurocurrency Loans and RFR Loans, any compensation required by Section 3.6 hereof. Swing Loans bearing interest at the Quoted Rate may only be paid on the last day of the Interest Period then applicable to such Loans. The Administrative Agent will promptly advise each Lender of any such prepayment notice it receives from the Company. Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

(b)
Mandatory. If at any time the sum of the (i) aggregate U.S. Dollar Equivalent of Revolving Loans, (ii) the aggregate Original Dollar Amount of Swing Loans, and (iii) the aggregate U.S. Dollar Equivalent of all L/C Obligations shall exceed 100% of the Revolving Credit Commitments in effect at such time, the Borrowers shall immediately and without notice or demand pay over to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations an aggregate amount sufficient to reduce such outstanding Obligations to an amount not to exceed 100% of the Revolving Credit Commitments then in effect, with each such prepayment first to be applied to the Revolving Loans and Swing Loans until paid in full with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.

Section 3.6. Funding Indemnity for Fixed Rate Loans . If any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re--employment of deposits or other funds acquired by such Lender to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a)
any payment, prepayment or conversion of a Fixed Rate Loan on a date prior to the last day of its Interest Period,
(b)
any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrowers to borrow or continue a Fixed Rate Loan, or to convert a Base Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to Section 1.5(a) or 2.3 or established pursuant to Section 1.5(c) hereof, or
(c)
any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company, with a copy to the Administrative Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive if reasonably determined.

Section 3.7. Commitment Terminations. The Borrowers shall have the right at any time and from time to time, upon five (5) Business Days’ prior written notice from the Company to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Revolving Loans and Swing Loans and the U.S. Dollar Equivalent of all L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or Swing Line Sublimit then in effect shall reduce the L/C Sublimit and Swing Line Sublimit, as applicable, to an amount equal to the reduced aggregate amount of the Revolving Credit Commitments. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section 3.7 may not be reinstated.

Section 3.8. Increase in Commitments. The Borrowers may from time to time, on any Business Day after the Effective Date and prior to the Termination Date so long as no Default or Event of Default exists, increase the aggregate amount of the Revolving Credit Commitments by the Company delivering a Commitment Amount Increase Request at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) identifying an additional Lender (or additional Revolving Credit Commitments for existing Lender(s)) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment(s)); provided, however, that (i) the aggregate amount of the Revolving Credit Commitments shall not at any time exceed $1,700,000,000, (ii) any increase of the aggregate amount of the Revolving Credit Commitments shall be in an amount not less than $25,000,000 and (iii) each of the representations and warranties set forth in Section 7 and in the other Loan Documents shall be and remain true and correct in all material respects on the effective date of such increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date. The effective date of any Commitment Amount Increase shall be agreed upon by the Company, on behalf of the Borrowers, and the Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the increase and the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Revolving Loans, or the existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 14.11) of the outstanding Loans and L/C Obligations to the Lenders providing the Commitment Amount Increase so that, after giving effect to such assignments, each Lender (including the Lenders providing the Commitment Amount Increase) will hold Loans and L/C Obligations equal to its Percentage of all outstanding Loans and L/C Obligations. It shall be a condition to such effectiveness that (i) either no Eurocurrency Loans or SOFR Loans be outstanding on the date of such effectiveness or the Borrowers pay any applicable breakage cost under Section 3.6 incurred by any Lender resulting from the repayment of its Loans and (ii) the Borrowers shall not have terminated any portion of the Revolving Credit Commitments pursuant to Section 3.7 hereof. The Borrowers agree to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender’s Revolving Credit Commitment shall be increased without its written consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.

Section 3.9. Appointment of Company as Agent for Borrowers. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower’s behalf for Borrowings, to select the interest rate to be applicable to such Borrowings, and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to the Borrowers. The Administrative Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

Section 4. Fees; Place and Application of Payments.

Section 4.1. Fees. (a) Facility Fee. For the period from the Effective Date to but not including the Termination Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of the Lenders in accordance with their Percentages, a facility fee accruing at the rate per annum equal to the Applicable Margin for Facility Fee on the average daily amount of the Revolving Credit Commitments whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each calendar quarter in each year (commencing June 30, 2019) and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

(b)
Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Borrowers shall pay to the L/C Issuer for its own account a fronting fee equal to 1/4 of 1% (0.25%) of the U.S. Dollar Equivalent of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter (commencing June 30, 2019) the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for ~~Eurocurrency~~SOFR Loans in effect during each day of such quarter applied to the daily average U.S. Dollar Equivalent of the face amount of Letters of Credit outstanding during such quarter. In addition, the Borrowers shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, and other administrative fees for each Letter of Credit (whether a Commercial Letter of Credit or Standby Letter of Credit) as established by the L/C Issuer from time to time. All the standard fees set forth in the preceding sentence shall be retained by the L/C Issuer for its own account

(such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time).

(c)
Closing Fees. On the Effective Date, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders, the upfront fees due to the Lenders as heretofore agreed.

(d)
Administrative Agent Fees. The Borrowers shall pay to the Administrative Agent the fees agreed to between the Administrative Agent and the Company pursuant to a separate written letter agreement dated as of May 10, 2019.

(e)
Fee Calculations. All fees payable under this Section 4.1 shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Section 4.2. Place and Application of Payments. (a) All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement, shall be made to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Administrative Agent may designate to the Company) or, if such payment is on a Reimbursement Obligation, no later than provided by Section 1.2(c) hereof or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Administrative Agent has previously specified in a notice to the Company for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrowers will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day or, in the case of a Loan denominated in an Alternative Currency, the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s Loan, as reasonably determined by the Administrative Agent and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day or, in the case of a Loan denominated in an Alternative Currency, the rate established by Section 3.2~~(c)~~ for ~~Eurocurrency~~ Loans denominated in such currency.

(b)
Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(i)
first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, in protecting, preserving or enforcing rights under the Loan Documents;

(ii)
second, to the payment of the Swing Loans, both for principal and accrued but unpaid interest;

(iii)
third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(iv)
fourth, to the payment of principal on the Loans (other than Swing Loans), unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 10.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(v)
fifth, to the payment of all other unpaid Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(vi)
finally, to the Company, on behalf of the Borrowers, or whoever else may be lawfully entitled thereto.

Section 5. Joint and Several Obligors and Further Assurances.

Section 5.1. Joint and Several Obligors. The payment and performance of the Obligations shall at all times be a joint and several obligation of the Company and each other Borrower pursuant to Section 13.A hereof or pursuant to one or more Additional Obligor Supplements delivered to the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

Section 5.2. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each Subsidiary of the Borrower which is not itself a Borrower and is a guarantor under any Note Purchase Agreement (each, a “Guarantor”) pursuant to Section 13.B hereof or pursuant to one or more Additional Guarantor Supplements delivered to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually, a “Guaranty” and, collectively, the “Guaranties”). As of the Effective Date, there are no Guarantors.

Section 5.3. Further Assurances. The Company agrees that it shall, and shall cause each Domestic Subsidiary that is a Restricted Subsidiary to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for the joint and several obligation or guaranties, as applicable, contemplated by this Section 5. In the event any Subsidiary (other than a Borrower or Guarantor) becomes an obligor or guarantor under a Note Purchase Agreement after the date hereof, the Company shall cause such Subsidiary to execute an Additional Guarantor Supplement within three (3) days after the Subsidiary became an obligor or guarantor under such Note Purchase Agreement. In connection with any Additional Obligor Supplement or Additional Guarantor Supplement, the Company

shall also deliver to the Administrative Agent, or cause the applicable Material Wholly-Owned Domestic Subsidiary or other Subsidiary, as applicable, to deliver to the Administrative Agent, at the Company’s cost and expense, such other instruments, documents, notes, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section 5.4. Release of Borrower or Guarantor. If any Borrower (other than the Company) ceases to be a direct Material Wholly-Owned Domestic Subsidiary as a result of a disposition, dissolution or other transaction not prohibited by the terms hereof or as a result of designation as an Unrestricted Subsidiary in accordance with Section 9.18, then such Borrower shall automatically cease to be a Borrower hereunder and shall be released from any of its obligations as a Borrower hereunder. If any Guarantor (a) ceases to be a Subsidiary as a result of a disposition, dissolution or other transaction not prohibited by the terms hereof, or (b) otherwise ceases to be a Guarantor under the Note Purchase Agreements, then such Guarantor shall automatically cease to be a Guarantor hereunder and shall be released from any of its obligations as a Guarantor hereunder. The Administrative Agent shall execute and deliver to such departing Borrower or Guarantor or its designee, at the Company’s sole cost and expense, any document or instrument that such departing Borrower or Guarantor or the Company shall reasonably request to evidence such release, and the Lenders hereby authorize the Administrative Agent to execute and deliver any such document or instrument.

Section 6. Definitions; Interpretation.

Section 6.1. Definitions. The following terms when used herein have the following meanings:

“Account” is defined in Section 10.4(b) hereof.

“Additional Guarantor Supplement” means an agreement in the form attached hereto as Exhibit J or such other form acceptable to the Administrative Agent.

“Additional Obligor Supplement” means an agreement in the form attached hereto as Exhibit I or such other form acceptable to the Administrative Agent.

“Adjusted ~~LIBOR~~Eurocurrency Rate” means a rate per annum determined in accordance with the following formula:

Adjusted ~~LIBOR~~Eurocurrency	~~LIBOR~~Eurocurrency Rate
Rate =
1 – Eurocurrency Reserve Percentage

“Eurocurrency Reserve Percentage” means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States of America residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurocurrency Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“~~LIBOR~~Adjusted Term SOFR” means, for ~~an Interest Period for a Borrowing of Eurocurrency Loans~~purposes of any calculation with respect to any tenor, ~~(a)~~ the ~~LIBOR Index Rate for such Interest Period, if such rate is available, and~~rate per annum equal to (a) Term SOFR for such tenor plus (b) ~~if~~ the ~~LIBOR Index Rate cannot be determined, the arithmetic average of~~ the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three or more major banks in the interbank eurocurrency market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal ~~amount of the Eurocurrency Loan scheduled to be made as part of such Borrowing~~Term SOFR Adjustment; provided that ~~in no event~~if Adjusted Term SOFR as so determined shall ~~“LIBOR”~~ever be less than ~~0.00%. “LIBOR Index Rate” means, for any Interest Period, the rate~~ per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in the London interbank eurocurrency market for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing ~~such quotations as may~~the Floor, then Adjusted Term SOFR shall be deemed to be ~~designated by~~ the ~~Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period~~Floor.

“Administrative Agent” means Bank of Montreal in its capacity as administrative agent hereunder for the Lenders and any successor pursuant to Section 12.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Second Amended and Restated Multicurrency Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Alternative Currency” means any of euros, pounds sterling, and Japanese yen, and any other currency approved by the Administrative Agent, in each case for so long as such currency is readily available to all the Lenders and is freely transferable and freely convertible to U.S. Dollars ~~and there is a published LIBOR Index Rate for such currency for interest periods of one, two, three and six calendar months~~; provided that if any Lender provides written notice to the Company (with a copy to the Administrative Agent) that any currency control or other exchange regulations are imposed in the country in which any such Alternative Currency is issued and that in the reasonable opinion of such Lender funding a Loan in such currency is impractical, then such currency shall cease to be an Alternative Currency hereunder until such time as all the Lenders reinstate such country’s currency as an Alternative Currency.

“Amendment No. 1 to Credit Agreement” means, that certain Amendment No. 1 to Credit Agreement dated as of August ~~[ ]~~27, 2020 among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means, the date on which the conditions precedent set forth in Section 4.1 of the Amendment No. 1 to Credit Agreement were satisfied or waived in accordance therewith.

“Amendment No. 2 to Credit Agreement” means, that certain Amendment No. 1 to Credit Agreement dated as of December 14, 2022 among the Borrower, the Administrative Agent and the Lenders party thereto

“Amendment No. 2 Effective Date” means, December 14, 2022.

“Anti-Corruption Laws” means all laws, rules, and regulations of any U.S. Governmental Authority, the European Union, the United Nations Security Council, or the United Kingdom, in each case that are applicable to a Borrower or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the facility fees and letter of credit fees payable under Section 4.1 hereof until the first Pricing Date, the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next, the Applicable Margin means the rates per annum determined in accordance with the following applicable pricing matrix. If the Company maintains a public Debt Rating from either Moody’s or S&P, the Applicable Margins shall be based on the Ratings Based Pricing Matrix set forth below. If the Company does not maintain a public Debt Rating from either Moody’s or S&P, the Applicable Margins shall be based on the Financial Covenant Based Pricing Matrix set forth below.

Financial Covenant Based Pricing Matrix

			Applicable Margin for Eurocurrency
		Applicable	LOANS , SOFR	Applicable	Applicable
		Margin for Base	Loans and RFR	Margin for	Margin for
	Cash Flow Leverage Ratio	Rate Loans shall	Loans	Letter of Credit	Facility Fee
Level	for such Pricing Date	BE:	SHALL BE:	Fee shall be:	SHALL BE:
V	Greater than or equal to 3.00 to 1.00	0.400%	1.400%	1.400%	0.250%
IV	Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00	0.200%	1.200%	1.200%	0.200%
III	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.025%	1.025%	1.025%	0.175%
II	Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00	0.000%	0.925%	0.925%	0.150%
I	Less than 1.00 to 1.00	0.000%	0.825%	0.825%	0.125%

Ratings Based Pricing Matrix

Applicable Margin for Eurocurrency
Applicable	LOANS , SOFR	Applicable	Applicable
Margin for Base	Loans and RFR	Margin for	Margin for
Rate Loans shall	Loans	Letter of Credit	Facility Fee

Level	Debt Rating	BE:	SHALL BE:	Fee shall be:	SHALL BE:
V	BB+/Ba1 or lower	0.400%	1.400%	1.400%	0.250%
IV	BBB-/Baa3	0.200%	1.200%	1.200%	0.200%
III	BBB/Baa2	0.025%	1.025%	1.025%	0.175%
II	BBB+/Baa1	0.000%	0.925%	0.925%	0.150%
I	A-/A3 or higher	0.000%	0.825%	0.825%	0.125%

At such time as the Applicable Margin is based on the Financial Covenant Pricing Matrix, the term “Pricing Date” means, for any fiscal quarter of the Company ending on or after June 30, 2019, the date on which the Administrative Agent is in receipt of the Company’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 9.4 hereof. The Applicable Margin shall be established based on the Cash Flow Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Company has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 9.4 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Cash Flow Leverage Ratio shall be deemed to be greater than 3.00 to 1.0). If the Company subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders if reasonably determined.

At such time as the Applicable Margin is based on the Ratings Based Pricing Matrix, if the Debt Rating issued by each of S&P, Moody’s and Fitch are: (i) in three different Tiers, then the middle of such Debt Ratings shall apply or (ii) in two different Tiers, then the lower of such Debt Rating shall apply, unless there is a split in Debt Ratings of more than one Tier, in which case the Tier that is one Tier above the lower Debt Rating shall apply. If only one of S&P or Moody’s provides a Debt Rating, that Debt Rating shall apply. For purposes of clarity, Tier I is the “highest” Tier and Tier V is the “lowest” Tier. The Debt Ratings shall be determined from the most recent public announcement of any Debt Ratings or changes thereto. If any Debt Rating shall be changed, such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Application” is defined in Section 1.2(b) hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.11 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Company pursuant to Section 8.1(f) hereof, or on any update of such list provided by the Company to the Administrative Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

“Available Tenor” means as of any date of determination and with respect to the then-current Benchmark for U.S. Dollars or any Alternative Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 11.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States of America as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the ~~LIBOR Quoted Rate for~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. ~~As used herein,~~Any change in the ~~term “LIBOR Quoted~~Base Rate~~” means, for any day, the rate per annum equal~~ due to a change in the ~~quotient of (i) the~~prime rate ~~per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars in the London interbank eurodollar market for a one-month interest period as reported on the~~, the quoted federal funds rate or Term SOFR, as applicable ~~Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day~~, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 11.2, ~~on~~then the ~~immediately preceding~~

~~Business Day) divided by~~Base Rate shall be the greater of clauses (a) and (~~ii~~b) ~~one~~above and shall be determined without reference to clause (~~1~~c) ~~minus~~above. If the ~~Eurocurrency Reserve Percentage; provided that in no event~~Base Rate as determined above shall ~~the LIBOR Quoted Rate~~ be less than ~~0.00~~the Floor plus 1.00%, then Base Rate shall be deemed to be the Floor plus 1.00%.

“Base Rate Loan” means a Revolving Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars or Sterling the Term SOFR Reference Rate or Daily Simple RFR, as applicable, for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Term SOFR Reference Rate or Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.2(b) or (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Yen, EURIBOR or TIBOR, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or TIBOR, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.2(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.2 and (b) ending at the time that a Benchmark Replacement has replaced such

Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.2.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” are defined in the first paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and for a single Interest Period. Borrowings of Revolving Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is: “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrowers; “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing; and “converted” when such Borrowing is changed from one type of Loan to another, all as requested by the Company pursuant to Section 1.5(a) hereof. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 2 hereof.

“Business Day” means any day other than a Saturday or Sunday on which Lenders are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in deposits in U.S. Dollars in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of ~~a~~an ~~Eurocurrency~~RFR Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made and, if such Alternative Currency is the euro or any national currency of a nation that is a member of the European Economic and Monetary Union, which is a TARGET Settlement Day.

“Capital Lease” means any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Flow Leverage Ratio” means, as of any time the same is to be determined, the ratio of (a) Funded Debt as of the last day of the most recent four fiscal quarters of the Company then ended minus Excess Cash as of the last day of the same such period to (b) EBITDA for the same most recent four fiscal quarters then ended.

“Change in Control” means and includes any of the following:

(a)
any person or group (within the meaning of Sections 13(d)(2) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Stock of the Company; or

(b)
during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose nomination or election by the Board of Directors of the Company or nomination or election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose nomination or election was previously so approved, cease for any reason other than death or disability to constitute at least a majority of the directors then in office.

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Commercial Letter of Credit” means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

“Commitment Amount Increase” is defined in Section 3.8 hereof.

“Commitment Amount Increase Request” means a Commitment Amount Increase Request in the form of Exhibit F hereto.

“Company” is defined in the first paragraph of this Agreement.

“Compliance Certificate” means a written certificate in the form of Exhibit G hereto.

“Conforming Changes” means with respect to either the use or administration of any Daily Simple RFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” “RFR Business Day,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Indebtedness” means, without duplication, all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

“Consolidated Priority Indebtedness” means, without duplication, all Priority Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis eliminating intercompany items.

“Consolidated Total Assets” means, as of the date of any determination thereof and without duplication, total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less, to the extent included therein, the Company’s investment in Unrestricted Subsidiaries.

“Consolidated Total Capitalization” means, as of the date of any determination thereof and without duplication, the sum of (a) Consolidated Indebtedness plus (b) Net Worth.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Controlled Group” means, with respect to the Company, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Event” means the advancing of any Loan or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Daily Simple RFR” means, for any day (each, an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day “i”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such day “i” will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Debt Rating” means the rating as determined by S&P, Moody’s and Fitch (collectively, the “Debt Ratings”) of the Company’s senior unsecured non-credit-enhanced long-term indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 1.6(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii)

pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, at any time after the Effective Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii)

had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.6(b)) upon delivery of written notice of such determination to the Company, the L/C Issuer, the Swing Line Lender and each Lender.

“Designated Disbursement Account” means the account of the Company maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Company and the Administrative Agent may otherwise agree).

“Domestic Subsidiary” means each Subsidiary which is organized under the laws of the United States of America or any State thereof.

“EBIT” means, for any period, the sum, determined on a GAAP consolidated basis, without duplication, for the Company and its Restricted Subsidiaries of Net Income for such period plus all amounts deducted in determining Net Income for such period in respect of (a) Interest Expense, (b) income and franchise taxes and (c) to the extent also included in the corresponding calculation under the Note Purchase Agreements, the expense resulting from any change in estimated acquisition earnout payables, minus all amounts included in determining Net Income for such period in respect of (x) earnings of Unrestricted Subsidiaries and (y) to the extent also included in the corresponding calculation under the Note Purchase Agreements, the income resulting from any change in estimated acquisition earnout payables.

“EBITDA” means, for any period, determined on a GAAP consolidated basis, without duplication, for the Company and its Restricted Subsidiaries, the sum of EBIT for such period plus all amounts deducted in determining Net Income for such period in respect of (a) amortization, (b) depreciation, (c) non-cash stock-based compensation expense, (d) restructuring, workforce and lease termination charges, (e) any premiums or make-whole amounts paid in connection with the early extinguishment of Indebtedness for Borrowed Money, and (f) acquisition-related professional expenses; provided that in the case of an acquisition, merger, consolidation, business combination or other similar transaction with a purchase price paid at closing (as determined in good faith by a Responsible Officer)), excluding any earnouts that may be payable at any time, of

$50,000,000 or less, for the twelve months most recently ended (on an equal monthly basis) prior to consummation of such transaction, the acquired entity or the acquired business shall be deemed to have EBITDA equal to the purchase price thereof divided by 8.5, minus any gains attributable to the early extinguishment of Indebtedness for Borrowed Money.

Solely for the purposes of calculating EBITDA, if during any period the Company or any Subsidiary shall have completed an acquisition, disposition, merger, consolidation, business combination or other similar transaction or has reported in its financial statements required to be delivered hereunder any discontinued operations (as defined under GAAP), then EBITDA for such period shall be adjusted on a pro forma basis, if relevant to the computation thereof, to include or exclude, as appropriate, the EBITDA relating to such acquisition, disposition, consolidated or merged business or entity, combined business or other similar transaction or such discontinued operations, in each case assuming that all such acquisitions dispositions, mergers, consolidations, business combinations or other similar transactions and discontinuations had occurred on the first day of such period. Any such pro forma adjustment shall be made in good faith by a responsible financial or accounting officer of the Company. The calculations included in the Compliance Certificate delivered pursuant to Section 9.4 shall set forth as a separate line item the net amount of any pro forma adjustments made pursuant to this paragraph. The Company agrees to provide any additional information relating to such pro forma adjustment as the Administrative Agent may reasonably request.

Solely for the purposes of (i) calculating EBIT and EBITDA (and the defined terms of this Agreement as used in such calculation) and (ii) any pro forma adjustment to EBITDA as provided in this Agreement, no Clean Energy Subsidiary shall be deemed to be a Restricted Subsidiary of the Company (and each Clean Energy Subsidiary shall be excluded from the calculation of EBITDA) if, during the relevant period, the aggregate tax credits generated by the Clean Energy Subsidiaries exceed the aggregate pre-tax losses generated by the Clean Energy Subsidiaries. “Clean Energy Subsidiary” shall mean (1) AJG Coal, Inc. and any permitted successor thereto, (2) each of the direct and indirect Subsidiaries of AJG Coal, Inc. and any permitted successor thereto and (3) any Person not constituting a Subsidiary to the extent an investment in such Person is accounted for in the Net Income of a Clean Energy Subsidiary; provided that such Clean Energy Subsidiary is principally engaged in the business of clean energy-related ventures; provided further that neither the Company nor any Restricted Subsidiary not constituting a Clean Energy Subsidiary shall be permitted to transfer, sell, assign (including by way of merger, liquidation or dissolution) any asset or business (other than any clean energy-related assets or business) to any Clean Energy Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,

(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the Administrative Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Lender, confirmation that such Lender has executed such a counterpart and dispatched it for delivery to the Administrative Agent) and the documents required by Section 8.1 hereof.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the L/C Issuer

and Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of the Company’s Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Loan” means a Revolving Loan bearing interest prior to maturity at the rate specified in Section 1.3(~~b~~c) hereof.

“Eurocurrency Rate” means, for an Interest Period for a Borrowing of Eurocurrency

Loans:

(a)
denominated in Euros, the greater of (A) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the Rate Determination Date and (B) 0.00%; and

(b)
denominated in Yen, the greater of (A) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor administrator approved by the Administrative Agent (in each case, the “TIBOR Rate”), at approximately 11:00 a.m. (Tokyo time) on the Rate Determination Date and (B) 0.00%.

“Eurocurrency Reserve Percentage” is defined in the definition of “Adjusted ~~LIBOR~~Eurocurrency Rate.”

“Event of Default” means any of the events or circumstances specified in Section 10.1 hereof.

“Excess Cash” means, as of any date the same is to be determined, 50% of cash and cash equivalents as set forth on the consolidated balance sheet of the Company most recently delivered to the Lenders hereunder attributable to the Company and its Restricted Subsidiaries (but not including the amounts set forth in the “Restricted cash” line item of such consolidated balance sheet attributable to the Company and its Restricted Subsidiaries (or, if no such line item appears in such consolidated balance sheet, amounts that would have been set forth in such line item if such balance sheet were prepared in the same manner as the consolidated balance sheet delivered to the Lenders for the fiscal year ended December 31, 2017)).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment requested by the Company under Section 11.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 14.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 14.1(g), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the Preliminary Statements of this Agreement.

“Existing L/Cs” means the outstanding letters of credit issued by Bank of Montreal pursuant to the Existing Credit Agreement prior to the Effective Date, all of which are listed and described on Schedule 1.2(a) hereof.

“Existing Lenders” is defined in the Preliminary Statements of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of the withholding of U.S. tax under such Sections of the Code.

“Federal Funds Rate” means the fluctuating interest rate per annum described in clause (b)(i) of the definition of Base Rate.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Rate Loans” means Swing Loans bearing interest at the Quoted Rate, SOFR Loans, and Eurocurrency Loans, unless the context in which such term is used shall otherwise require.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized by the Borrowers or such Defaulting Lender in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or repaid in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries on a consolidated basis at such time plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Restricted Subsidiaries or which the Company or any of its Restricted Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Restricted Subsidiaries has otherwise assured a creditor against loss.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” is defined in Section 5.2 hereof.

“Guaranty” is defined in Section 5.2 hereof.

“Indebtedness for Borrowed Money” means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than (a) trade accounts payable arising in the ordinary course of business which are not more than 90 days past due and (b) obligations to make earn-out payments in cash, debt instruments or capital stock, pursuant to acquisitions occurring prior to the date of this Agreement or permitted under this Agreement), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other similar extensions of credit whether or not representing obligations for borrowed money, excluding, in each case, indebtedness which is non-recourse to such Person and its subsidiaries, and (vi) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (v) hereof.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, as of any time the same is to be determined, the ratio of

(a) EBIT for the four (4) fiscal quarter period of the Company most recently ended to (b) Interest Expense paid or payable in cash during the same such four (4) fiscal quarter period.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense and, for the avoidance of doubt, excluding any premiums or make-whole amounts paid in connection with the early extinguishment of Indebtedness for Borrowed Money) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP excluding incremental interest charges resulting from consolidation under FIN 46.

“Interest Payment Date” means, as to any RFR Loan, the last Business Day of each calendar month and the Termination Date.

“Interest Period” is defined in Section 3.1 hereof.

“L/C Documents” means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

“L/C Issuer” means Bank of Montreal or any of its Affiliates and any other Lender or Lenders selected by the Company (with such Lender’s consent) and reasonably acceptable to the Administrative Agent.

“L/C Obligations” means the U.S. Dollar Equivalent of the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $75,000,000, as such amount may be reduced pursuant to the terms hereof.

“Lender” means and includes each financial institution party hereto and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 14.11 hereof and, unless the context otherwise requires, the Swing Line Lender.

“Letter of Credit” is defined in Section 1.2(a) hereof.

~~“LIBOR Rate Successor Rate” is defined in Section 11.2(b).~~

~~“LIBOR Successor Rate Conforming Changes” is defined in Section 11.2(b).~~

~~“LIBOR Index Rate” is defined in the definition of “Adjusted LIBOR.”~~

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means and includes each Revolving Loan and Swing Loan; and the term “type” of Loan refers to its status as a Revolving Loan or a Swing Loan, or, if a Revolving Loan, to its status as a Base Rate Loan ~~or~~, SOFR Loan, Eurocurrency Loan or RFR Loan.

“Loan Documents” means this Agreement, the Notes, the Applications, the Letters of Credit, the Additional Guarantor Supplements, the Additional Obligor Supplements and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith and, in each case, as the same may be amended, modified restated or supplemented from time to time.

“Material” means, with respect to any Subsidiary, a Subsidiary (a) that is a Restricted Subsidiary and (b) whose assets represent more than 5% of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company and its Restricted Subsidiaries, taken as a whole, to perform their obligations under this Agreement, the Notes, the Applications, or the Letters of Credit, as applicable, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers and the Guarantors, taken as a whole, of this Agreement, the Notes, the Applications, or the Letters of Credit, as applicable, or the rights and remedies of the Administrative Agent, the L/C Issuer or the Lenders thereunder.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Income” means, for any Person and with reference to any period, the net income (or net loss) of such Person and its subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

“Net Worth” means, at any time the same is to be determined, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less, to the extent included therein, the Company’s investment in Unrestricted Subsidiaries.

“Non-Borrower Restricted Subsidiary” means any Restricted Subsidiary that is not a Borrower.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.12 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note Purchase Agreements” means, collectively, the (i) Note Purchase Agreement, dated as of February 10, 2011, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of October 18, 2013, the Second Amendment thereto dated as of June 24, 2014, the Third Amendment thereto dated as of June 2, 2016, the Fourth Amendment thereto dated as of June 13, 2018 and the Fifth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (ii) Note Purchase Agreement, dated as of July 10, 2012, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of October 18, 2013, the Second Amendment thereto dated as of June 24, 2014, the Third Amendment thereto dated as of June 2, 2016, the Fourth Amendment thereto dated as of June 13, 2018 and the Fifth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (iii) Note Purchase Agreement, dated as of June 14, 2013, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of October 18, 2013, the Second Amendment thereto dated as of June 24,

2014, the Third Amendment thereto dated as of June 2, 2016, the Fourth Amendment thereto dated as of June 13, 2018 and the Fifth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (iv) Note Purchase Agreement, dated as of December 20, 2013, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 24, 2014, the Second Amendment thereto dated as of June 2, 2016, the Third Amendment thereto dated as of June 13, 2018 and the Fourth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (v) Note Purchase Agreement, dated as of June 24, 2014, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 2, 2016, the Second Amendment thereto dated as of June 13, 2018 and the Third Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (vi) Note Purchase Agreement, dated as of June 2, 2016, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 13, 2018 and the Second Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (vii) Note Purchase and Private Shelf Agreement, dated as of December 1, 2016, by and among Obligors (as defined therein), on one hand, and the Initial Purchasers (as defined therein), PGIM, Inc. and certain other affiliates of PGIM, Inc., on the other hand, as amended by Amendment No. 1 thereto dated as of July 13, 2017, the Second Amendment thereto dated as of June 13, 2018, the Third Amendment thereto dated as of December 20, 2018 and the Fourth Amendment thereto dated June 11, 2019 and as further amended, modified, supplemented or restated from time to time, (viii) Note Purchase Agreement, dated as of June 27, 2017, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 13, 2018 and the Second Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (ix) Note Purchase Agreement, dated as of June 13, 2018, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (x) Note Purchase Agreement, dated as of February 13, 2019, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended, modified, supplemented or restated from time to time and (xi) Note Purchase Agreement, dated as of January 30, 2020, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended, modified, supplemented or restated from time to time.

“Notes” is defined in Section 3.3(d) hereof.

“Obligations” means all obligations of the Borrowers to pay principal and interest on the Loans and the L/C Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrowers, and any of them, arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“Original Dollar Amount” means the amount of any Obligations denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollars Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.6).

“Participant” is defined in Section 14.10 hereof.

“Participant Register” is defined in Section 14.10 hereof.

“Participating Interest” is defined in Section 1.2(e) hereof.

“Participating Lender” is defined in Section 1.2(e) hereof.

“Patriot Act” is defined in Section 14.20.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations outstanding under the Revolving Credit and Swing Loans) of the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations then outstanding.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, association, company, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Premium Finance Subsidiary” means a Subsidiary that engages in the business of financing insurance policy premiums.

“Priority Indebtedness” means, without duplication (a) any Indebtedness for Borrowed Money of the Company or a Restricted Subsidiary secured by a Lien permitted by Section 9.8(h) and (b) any Indebtedness for Borrowed Money of the Company’s Restricted Subsidiaries; provided that there shall be excluded from any calculation of Priority Indebtedness: (i) the Indebtedness for Borrowed Money of any Borrower or Guarantor (other than Indebtedness for Borrowed Money of any Borrower or Guarantor secured by a Lien permitted by Section 9.8(h)), (ii) the Indebtedness for Borrowed Money of any Restricted Subsidiary owing to the Company or a Wholly-owned Restricted Subsidiary of the Company, and (iii) with respect to any Person which becomes a Restricted Subsidiary after the Amendment No. 1 Effective Date, Indebtedness for Borrowed Money of such Person existing at the time such Person became a Restricted Subsidiary and any extension, renewal or refunding thereof, provided that such Indebtedness for Borrowed Money was not incurred in contemplation of such Person becoming a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quoted Rate” is defined in Section 2.3 hereof.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark for any Alternative Currency means, if such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date.

“Reimbursement Obligation” is defined in Section 1.2(c) hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Replaced Lender” is defined in Section 11.6 hereof.

“Replacement Lender” is defined in Section 11.6 hereof.

“Required Lenders” means, as of the date of determination thereof, Lenders holding greater than 50% of the Percentages. To the extent required by Section 14.12 the Percentage of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Borrower, each or any of its president, chief financial officer, treasurer, chief accounting officer or general counsel.

“Restricted Subsidiary” shall mean (a) any Subsidiary that is a Borrower or Guarantor and

(b) any Subsidiary that is not an Unrestricted Subsidiary.

“Revaluation Date” means, (i) with respect to any Revolving Loan denominated in an

Alternative Currency, each date as the Administrative Agent or the Required Lenders shall specify and (ii) with respect to any Letter of Credit denominated in an Alternative Currency, (a) the date of issuance thereof, (b) the date of each amendment thereto having the effect of increasing the amount thereof, (c) the last day of each calendar month, and (d) each additional date as the Administrative Agent or the Required Lenders shall specify.

“Revolving Credit” means the credit facility for making Revolving Loans and issuing Letter of Credit described in Sections 1.1 and 1.2 hereof.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I attached hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $1,200,000,000 on the Effective Date.

“Revolving Credit Note” is defined in Section 3.3(d) hereof.

“Revolving Loan” is defined in Section 1.1 hereof.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, SONIA.

“RFR Administrator” means the SONIA Administrator.

“RFR Adjustment” means, if the Daily Simple RFR is SONIA, a percentage per annum equal to 0.0326%.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, any day except for (i) a Saturday, (ii) a Sunday or

(iii) a day on which banks are closed for general business in London; provided, that for purposes of any notice requirements in this Agreement, such day is also a Business Day.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR pursuant to Section 1.3(d).

“RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”.

“S&P” means Standard & Poor’s Ratings Financial Services, LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means a country, region or territory that is the subject of a

Sanctions Program (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria).

“Sanctioned Person” means (a) a Person named on a Sanctions List, each Person owned fifty percent (50%) or more by a Person or Persons named on a Sanctions List, and each other Person that is subject to a Sanctions Program, (b) an agency or government of a Sanctioned Country, (c) an organization controlled directly or indirectly by a Sanctioned Country, or (d) a Person resident in a Sanctioned Country, to the extent subject to a Sanctions Program.

“Sanctions Event” means the event specified in Section 9.17(c).

“Sanctions Lists” means, and includes, (a) the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, (b) the list of Sectoral Sanctions Identifications maintained by OFAC, (c) the list of Foreign Sanctions Evaders maintained by OFAC, and (d) any similar list maintained by the U.S. State Department, the U.S. Department of Commerce, the U.S. Department of the Treasury, or any other U.S. Governmental Authority, or maintained by a Canadian Governmental Authority, United Kingdom Governmental Authority, the United Nations Security Council, or the European Union.

“Sanctions Programs” means (a) all economic, trade, and financial sanctions programs administered by OFAC (including all laws, regulations, and Executive Orders administered by OFAC), the U.S. State Department, and any other U.S. Governmental Authority, including the Bank Secrecy Act, anti-money laundering laws (including the Patriot Act), and any and all similar United States federal laws, regulations or Executive Orders, and (b) to the extent applicable, all similar economic, trade, and financial sanctions programs administered, enacted, or enforced by the European Union, the United Nations Security Council, or the United Kingdom.

“Scheduled Unavailability Date” is defined in Section 11.2(b).

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Set-Off” is defined in Section 14.6 hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SONIA” means, with respect to any applicable determination date, a rate equal to the

Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Standby Letter of Credit” means a Letter of Credit that is not a Commercial Letter of

Credit.

“Subsidiary” means any corporation or other Person more than 50% of the Voting Stock of which is at the time directly or indirectly owned by the Company and/or one or more Persons which are themselves Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.1 hereof.

“Swing Line Lender” means Bank of Montreal, acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 14.11 hereof.

“Swing Line Note” is defined in Section 3.3(d) hereof.

“Swing Line Sublimit” means $75,000,000, as such amount may be reduced pursuant to the terms hereof.

“Swing Loans” is defined in Section 2.1 hereof.

“TARGET Settlement Day” means any day on which the Trans-European Automated

Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Chicago time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Chicago time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum equal to 0.10%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means June 7, 2024 (except that, if such date is not a Business Day, the Termination Date shall be the next preceding Business Day).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Subsidiary” shall mean any Premium Finance Subsidiary that is (a) existing on the Effective Date and identified as a Premium Finance Subsidiary on Schedule 7.2 hereto, (b) acquired by the Company or any Subsidiary on or after the Effective Date or (c) created in connection with a reorganization of a Premium Finance Subsidiary on or after the Effective Date and that is a successor to any portion of such Premium Finance Subsidiary’s business, other than a Borrower or a Guarantor, that (i) the Company has designated as an Unrestricted Subsidiary on the Effective Date or within 30 days of the date of acquisition or creation of such Premium Finance Subsidiary by the Company or any Subsidiary or (ii) has been designated as an Unrestricted Subsidiary in accordance with the provisions of Section 9.18 hereof.

“U.S. Dollar Equivalent” means (a) the amount of any Obligation or Letter of Credit denominated in U.S. Dollars and (b) in relation to any Obligation or Letter of Credit denominated in an Alternative Currency, the amount of U.S. Dollars which would be realized by converting such Alternative Currency into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three Business Days prior (i) to the date on which a computation thereof is required to be made, and (ii) on any Revaluation Date, in each case, by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 14.1(g)(ii)(B)(iii).

“Voting Stock” means, with respect to any Person, the capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan”, as defined in Section 3(1) of ERISA.

“Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries of the Company within the meaning of this definition.

“Withholding Agent” means any Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 6.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 6.3. Change in Accounting Principles. If, after January 2, 2018, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 7.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Lenders may by notice to the Lenders and the

Company, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 6.3, such covenant, standard, or term shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Company shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles. Notwithstanding any other provision contained herein, until such time as the Company shall elect by a one-time irrevocable written notice to the Administrative Agent, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any change to, or modification of, GAAP which would require the capitalization of leases characterized as “operating leases” as of December 31, 2018 or (ii) any election under FASB ASC 815 regarding hedge accounting treatment, and for the avoidance of doubt, upon the making of such election, the concepts described in clauses (i) and (ii) shall be considered agreed between the Borrowers and the Lenders in accordance with the first sentence of this Section 6.3.

Section 6.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 6.5. Terms Applicable to Daily Simple RFR. From and after the Amendment No. 2 Effective Date, (i) references to Eurocurrency and Eurocurrency Loans in provisions of this Agreement and the other Loan Documents shall be deemed to include the Daily Simple RFR and RFR Loans, as applicable. (ii) for purposes of any requirement for the Borrower to compensate Lenders for losses in this Agreement resulting from any continuation, conversion, payment or prepayment of any RFR Loan on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for an RFR Loan, as applicable.

Section 6.6. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 7. Representations and Warranties.

The Borrowers hereby represent and warrant to the Administrative Agent and each Lender as follows:

Section 7.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

Section 7.2. Subsidiaries. Each Restricted Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full corporate or limited liability company power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect. Schedule 7.2 hereto identifies as of May 31, 2019 (i) each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding, (ii) each direct Material Wholly-Owned Domestic Subsidiary and (iii) whether or not such Subsidiary is an Unrestricted Subsidiary. All of the outstanding shares of capital stock and other equity interests of each Restricted Subsidiary are validly issued and outstanding and, in the case of capital stock, fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 7.2 as owned by the Company or any of its Restricted Subsidiaries are owned, beneficially and of record, by the Company or such Restricted Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary.

Section 7.3. Corporate Authority and Validity of Obligations. Each Borrower has full corporate or limited liability company power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue the Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full corporate or limited liability company power and authority to enter into this Agreement pursuant to an Additional Guarantor Supplement and perform all of its Obligations hereunder. Each Loan Document to which any Borrower or any Guarantor is a party has been duly authorized, executed and delivered by such Borrower or such Guarantor, as the case may be, and constitutes the valid and binding obligation of such Borrower or such Guarantor enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). No Loan Document, nor the performance or observance by any Borrower or any Guarantor of any of the matters and things herein or therein provided for, (a) contravenes or constitutes a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any Guarantor or any provision of the charter, articles of incorporation or by-laws (or equivalent organizational document) of any Borrower or any Guarantor, (b) any covenant, indenture or agreement of or affecting any Borrower or any Guarantor or any of their respective Properties, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Borrower or any Guarantor.

Section 7.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Loans and other extensions of credit made available hereunder to fund their general corporate and working capital purposes and for such other purposes as are consistent with all applicable laws and the terms hereof. Neither the Company nor any Restricted Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit hereunder will be used to purchase or carry margin stock or used in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrowers and their Restricted Subsidiaries. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else whether or not such Person is acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any laws relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder.

Section 7.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2018, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Except as previously disclosed in writing to the Administrative Agent, neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 9.4 hereof.

Section 7.6. No Material Adverse Change. Since December 31, 2018, except as previously disclosed in the Company’s Form 10-K filed with the SEC for the year ended December 31, 2018, there has been no change in the condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

Section 7.7. Full Disclosure. The written statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

Section 7.8. Good Title. The Company and its Restricted Subsidiaries each have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries furnished to the Lenders (except for sales of assets permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 9.8 hereof.

Section 7.9. Litigation and Other Controversies. Except as otherwise disclosed in the Company’s Form 10-K for the year ended December 31, 2018, there is no litigation, arbitration or governmental proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 7.10. Taxes. All federal and state income and other material tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have, in fact, been filed, and all Taxes, upon the Company and its Subsidiaries or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except for any Taxes, being contested in good faith by appropriate proceeding which prevent or stay enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Company does not know of any proposed additional Tax against it or its Subsidiaries for which adequate provisions in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for Taxes on the books of the Company and its Subsidiaries have been made for all open years, and for its current fiscal period.

Section 7.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by any Borrower of this Agreement or any other Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

Section 7.12. Affiliate Transactions. Neither the Company nor any Restricted Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than transactions between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) on terms and conditions which are less favorable to the Company or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 7.13. Investment Company. Neither the Company nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.14. ERISA. In respect of each Plan, the Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

Section 7.15. Compliance with Laws. The Company and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the

Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.16. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 7.17. Labor Controversies. There are no labor controversies pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

Section 7.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the extensions of credit under this Agreement: (a) neither any Borrower nor any Guarantor will (i) be “insolvent,” within the meaning of such term as used in §101 of the “Bankruptcy Code”, or Section 2 of either the “UFTA” or the “UFCA”, or as defined or used in any “Other Applicable Law” (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the obligations of the Borrowers and the Guarantors under the Loan Documents and with respect to the Loans and Letters of Credit will not be rendered avoidable under any Other Applicable Law. For purposes of this Section, “Bankruptcy Code” means Title 11 of the United States Code, “UFTA” means the Uniform Fraudulent Transfer Act, “UFCA” means the Uniform Fraudulent Conveyance Act, and “Other Applicable Law” means any other applicable law pertaining to fraudulent transfers or obligations voidable by creditors, in each case as such law may be amended from time to time.

Section 7.19. No Default. No Default or Event of Default has occurred and is continuing.

Section 7.20. Compliance with Sanctions Programs. (a) The Company is in compliance with the requirements of all Sanctions Programs and Anti-Corruption Laws applicable to it, non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company is in compliance with the requirements of all Sanctions Programs and Anti-Corruption Laws applicable to such Subsidiary non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Company has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information regarding the Company and its Affiliates and Subsidiaries requested by the Administrative Agent and necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable Sanctions Programs and Anti-Corruption Laws. None of the Company, any of its Subsidiaries or, to the best of the Company’s knowledge, any of its directors, officers or Affiliates is, as of the date hereof, a Sanctioned Person.

(b)
The Borrowers and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries, and the Borrowers’ and their Subsidiaries’ respective directors, officers and employees with all applicable Anti-Corruption Laws and Sanctions Programs.
(c)
No Borrower, Guarantor nor any of their Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, or Affiliate of a Borrower, Guarantor or any of their Subsidiaries is an individual or entity that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or (ii) located, organized or resident in a country or territory that is a Sanctioned Country.

Section 8. Conditions Precedent.

The obligation of each Lender to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan), or of the L/C Issuer to issue, extend the expiration date of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

Section 8.1. Initial Credit Event. The effectiveness of this Agreement shall be subject to the satisfaction prior to or on the date of this Agreement, of the following conditions:

(a)
The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party;

(b)
If requested by any Lender, the Administrative Agent shall have received (i) for each Lender, such Lender’s duly executed Revolving Credit Note and (ii) the Swing Line Lender’s duly executed Swing Line Note dated the date hereof;

(c)
The Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent and its counsel;

(d)
The Administrative Agent shall have received (i) an original certificate of good standing for each Borrower (to the extent applicable), certified as of a date not earlier than 30 days prior to the date hereof by the Secretary of State of such party’s jurisdiction of organization and (ii) certificate or articles of incorporation or formation, together with all amendments thereto, and bylaws and any amendments thereto, for each Borrower, certified by such party’s Secretary or an Assistant Secretary;

(e)
The Administrative Agent shall have received copies of resolutions of each Borrower’s Board of Directors authorizing the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on behalf of such Borrower, all certified in each instance by its Secretary or Assistant Secretary;

(f)
The Administrative Agent shall have received a list of the Company’s Authorized Representatives;

(g)
The Administrative Agent shall have received the fees (a) accrued to the Effective Date under Section 4.1(a) and 4.1(b) of the Existing Credit Agreement and (b) required by Section 4.1(c) and 4.1(d) hereof;

(h)
Each of the representations and warranties set forth in Section 7 hereof shall be true and correct in all material respects;

(i)
All legal matters incident to the execution and delivery of the Loan Documents shall be reasonably satisfactory to the Lenders; and

(j)
Upon the reasonable request of any Lender made at least five (5) days prior to the Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) days prior to the Effective Date.

Section 8.2. All Credit Events. As of the time of each Credit Event hereunder:

(a)
In the case of a Borrowing of a Revolving Loan, the Administrative Agent shall have received the notice required by Section 1.5 hereof (including any deemed notice under Section 1.5(c)); in the case of a Swing Loan, the Swing Line Lender shall have received the notice required in Section 2.3 hereof; in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit (along with the fees required by Section 4.1(b) hereof); in the case of an extension or increase in the amount of a Letter of Credit, the L/C Issuer shall have received a written request therefor (along with the fees required by Section 4.1(b) hereof) in a form acceptable to the L/C Issuer;

(b)
Each of the representations and warranties set forth in Section 7 hereof (other than Section 7.6) shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of said time, taking into account any amendments to such Section made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date;

(c)
No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(d)
After giving effect to such Credit Event, the aggregate U.S. Dollar Equivalent of Revolving Loans, Original Dollar Amount of Swing Loans and U.S. Dollar Equivalent of L/C Obligations then outstanding shall not exceed the Revolving Credit Commitments then in effect; and

(e)
Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System).

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event as to the facts specified in paragraphs (a) through (d), both inclusive, of this Section 8.2.

Section 9. Covenants.

The Borrowers covenant and agree that, so long as any credit is available to or in use by the Borrowers hereunder, except to the extent compliance in any case is waived in writing pursuant to the terms of Section 14.12 hereof:

Section 9.1. Maintenance of Business. The Company shall, and shall cause each Restricted Subsidiary to, preserve and maintain its existence, and preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business except where the failure to have any such license, permit or franchise could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 9.1 shall prohibit the dissolution, merger, sale, transfer or other disposition of any Restricted Subsidiary which is otherwise permitted under Section 9.10 hereof.

Section 9.2. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all material Taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 9.3. Insurance. The Company shall insure and keep insured, and shall cause each Restricted Subsidiary to insure and keep insured, with responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the

Company shall, and shall cause each Restricted Subsidiary to, maintain insurance with respect to their respective businesses covering such other hazards and risks (including employers’ and public liability risks) with responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall upon written request furnish to the Administrative Agent and any Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

Section 9.4. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Administrative Agent may reasonably request (each Lender to have the right to require the Administrative Agent make such request); and without any request, the Company will furnish each of the following to the Administrative Agent, with sufficient copies for each Lender (which the Administrative Agent shall promptly distribute to each Lender) or, in lieu of furnishing any such item to the Administrative Agent, may at such time notify the Administrative Agent that such item has been posted to a website maintained by or on behalf of the Company and accessible to all of the Lenders, such notification to inform the Administrative Agent of any information necessary to allow the Lenders to access such item:

(a)
as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to normal year-end adjustments) and certified to by its President, Chief Financial Officer, Vice President and Treasurer, or Chief Accounting Officer;

(b)
as soon as available, and in any event within 90 days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon, unqualified as to scope and going-concern status, of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows for the fiscal year then ended and that such accountants’ audit of such financial statements has been made in accordance with generally accepted auditing standards;

(c)
within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default with respect to Sections 9.6 and 9.7, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

(d)
promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing given to it by its independent public accountants and having a material impact on the consolidated financial condition of the Company and its Subsidiaries;

(e)
promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its shareholders, and copies of all regular, periodic and special reports and all registration statements which the Company files with the SEC or with any national securities exchange;

(f)
promptly after knowledge thereof shall have come to the attention of any Responsible Officer of the Company, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or (ii) of the occurrence of any Default or Event of Default hereunder;

(g)
notice of any Change in Control;

(h)
together with any financial statements delivered pursuant to Section 9.4(a) or (b), an unaudited balance sheet and statement of earnings for the dates and periods as in such paragraph (a) or (b) covering the Company and the Restricted Subsidiaries on a consolidated basis together with unaudited consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above;

(i)
promptly after the effectiveness thereof (i) true and complete copies of any amendments to any Note Purchase Agreement and (ii) notice of the addition of any guarantor under any Note Purchase Agreement; and

(j)
promptly, from time to time, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Corruption Laws.

Each of the financial statements furnished to the Administrative Agent and the Lenders pursuant to subsections (a) and (b) of this Section shall be accompanied by a Compliance Certificate signed by the President, the Chief Financial Officer, Chief Accounting Officer, or the Vice President and Treasurer of the Company to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrowers to remedy the same. Such Compliance Certificate shall also (i) set forth the calculations supporting such statements in respect of Sections 9.6, 9.7, 9.16, and 9.19 of this Agreement and (ii) contain a calculation of the Cash Flow Leverage Ratio for purposes of determining adjustments (if any) to the Applicable Margins.

The documents required to be delivered pursuant to clauses (a), (b) or (e) above shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (it being understood that the Company shall not be required to provide notice to the Administrative Agent or any Lender of such electronic filing of information); provided that the Company shall deliver electronic copies of such information to any Lender promptly upon request of such Lender through the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of copies of such document to it and maintaining its copies of such documents.

Section 9.5. Inspection. The Company shall, and shall cause each Restricted Subsidiary to, permit the Administrative Agent, each Lender and each of their duly authorized representatives and agents during normal business hours to visit and inspect any of the Properties, corporate books and financial records of the Company and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Restricted Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Administrative Agent and such Lender the finances and affairs of the Company and of each Restricted Subsidiary) at such reasonable times and reasonable intervals as the Administrative Agent or any such Lender may designate.

Section 9.6. Cash Flow Leverage Ratio. The Company shall not at any time permit its Cash Flow Leverage Ratio to be more than 3.50 to 1.00.

Section 9.7. Interest Coverage Ratio. The Company shall not at any time permit its Interest Coverage Ratio to be less than 3.50 to 1.00.

Section 9.8. Liens. The Company shall not, nor shall it permit any Restricted Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or such Restricted Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a)
Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Restricted Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b)
mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c)
judgment liens and judicial attachment liens not constituting an Event of Default under Section 10.1(h) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not at any one time outstanding be in excess of the greater of $50,000,000 and 1% of Consolidated Total Assets as of the end of the most recent fiscal year for which financial statements have been delivered to the Lenders;

(d)
Liens on Property of the Company or any of its Restricted Subsidiaries created solely for the purpose of securing purchase money indebtedness or Capitalized Lease Obligations and, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Restricted Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property as reduced by repayments of principal thereon;

(e)
leases or subleases granted to others in the ordinary course of business and any interest or title of a lessor under any lease permitted by this Agreement;

(f)
customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code in favor of banks or other financial institution where the Company or any Restricted Subsidiary maintains deposits in the ordinary course of business;

(g)
Liens constituting encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights of way, minor defects, irregularities and rights or restrictions of record on the title or use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of the Company or any Restricted Subsidiary; and

(h)
Liens other than those permitted by any of the foregoing subsections (a) through (g) provided such Liens do not at any time secure obligations exceeding 10% of Net Worth as then determined and computed.

Section 9.9. Acquisitions. The Company shall not, nor shall it permit any Restricted Subsidiary to, acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent acquisitions of all or substantially all of the assets or business of any other Person or division thereof, or all or any part of the Voting Stock of or other equity interest in any Person (including as such an acquisition, any action to participate as a joint venturer in any joint venture or as a partner in any partnership), in each case if and so long as no Default or Event of Default exists or would exist after giving effect to such acquisition.

Section 9.10. Mergers, Consolidations and Sales. The Company shall not be a party to any merger or consolidation unless the Company is the surviving entity and no Default or Event of Default exists or would exist after giving effect to such merger or consolidation. The Company shall not, nor shall it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that so long as no Default or Event of Default exists this Section shall not apply to nor operate to prevent:

(a)
the sale or lease of inventory in the ordinary course of business;

(b)
the sale, transfer, lease or other disposition of Property of the Company and its Restricted Subsidiaries to one another in the ordinary course of business;

(c)
the merger of any Restricted Subsidiary with or into the Company (with the Company being the surviving entity) or another existing or newly-formed Restricted Subsidiary;

(d)
the dissolution of any Restricted Subsidiary pursuant to a plan of dissolution requiring the conveyance or distribution of all or substantially all of the assets of such Restricted Subsidiary to the Company or to another existing or newly-formed Restricted Subsidiary;

(e)
the dissolution, sale or transfer of any Non-Borrower Restricted Subsidiary;

(f)
the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(g)
the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Company or its Restricted Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

(h)
sales by the Company or its Restricted Subsidiaries of assets categorized in the “Corporate” segment (or any successor thereto) as identified in the Company’s consolidated financial statements filed with the SEC; and

(i)
any other sale, transfer, lease or disposition of Property of the Company or any Restricted Subsidiary not described in the foregoing clauses (a) through (h) (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Company and its Restricted Subsidiaries during the term of this Agreement not more than the greater of (i) $500,000,000 and (ii) 10% of Consolidated Total Assets as of the end of the most recent fiscal year for which financial statements have been delivered to the Lenders.

Section 9.11. ERISA. The Company shall, and shall cause each Restricted Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Restricted Subsidiary to, promptly notify the Administrative Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan (other than a reportable event with respect to which the 30 day notice requirement is waived), (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Restricted Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement Welfare Plan benefit.

Section 9.12. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 9.13. Burdensome Contracts with Affiliates. The Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than transactions between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) on terms and conditions which are less favorable to the Company or such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 9.14. No Changes in Fiscal Year. Neither the Company nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Lenders, such consent not to be unreasonably withheld.

Section 9.15. Change in the Nature of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company and its Restricted Subsidiaries taken as a whole would be changed in any material respect from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the Effective Date.

Section~~9. 16~~9.16. Limitations on Consolidated Priority Indebtedness. The Company will not, as at the end of any fiscal quarter, permit Consolidated Priority Indebtedness to exceed 15% of Consolidated Total Capitalization, calculated in accordance with GAAP.

Section 9.17. Compliance with Sanctions Programs and Anti-Corruption Laws. (a) The Company shall at all times comply with the requirements of all Sanctions Programs and Anti-Corruption Laws applicable to the Company and shall cause each of its Subsidiaries to comply with the requirements of all Sanctions Programs and Anti-Corruption Laws applicable to such Subsidiary, in each case, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(b)
The Company shall provide the Administrative Agent, the L/C Issuer, and the Lenders promptly after request therefor any information regarding the Company, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer and the Lenders to comply with all applicable Sanctions Programs and Anti-Corruption Laws and other similar laws, regulations and orders applicable to any of them; subject however, in the case of Affiliates, to the Company’s ability to provide information applicable to them.

(c)
If the Company obtains actual knowledge or receives any written notice that the Company, any Affiliate or any Subsidiary is named on any then current Sanctions List (such occurrence, a “Sanctions Event”), the Company shall promptly (i) give written notice to the Administrative Agent, the L/C Issuer, and the Lenders of such Sanctions Event, and (ii) comply with all applicable laws with respect to such Sanctions Event (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States of America), including the Sanctions Programs, and the Company hereby authorizes and consents to the Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuer, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such Sanctions Event, including the requirements of the Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(d)
No Borrower will use any proceeds of the Loans (and the Company shall not request any Letter of Credit, the proceeds of which, to the knowledge of the Borrowers, will be used to) (i) to finance or otherwise fund, directly or indirectly, any activity or business with any Sanctioned Person or any Sanctioned Country or (ii) in any other manner that will result in a violation of any Sanctions Program or any Anti-Corruption Laws by any Person (including any Person participating in the Loans or Letters of Credit, whether as lender, underwriter, advisor, investor, or otherwise).

Section 9.18. Redesignation of Restricted and Unrestricted Subsidiaries. The Company may designate any Unrestricted Subsidiary that is a Premium Finance Subsidiary (a) existing on the Effective Date and identified as a Premium Finance Subsidiary on Schedule 7.2 hereto, (b) acquired by the Company or any Subsidiary on or after the Effective Date or (c) created in connection with a reorganization of a Premium Finance Subsidiary on or after the Effective Date (other than a Borrower or a Guarantor) to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to the Administrative Agent that the Company has made such designation, provided, however, that no

Unrestricted Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such designation and after giving effect thereto, no Default or Event of Default shall exist. Any Restricted Subsidiary that has been designated an Unrestricted Subsidiary and that has been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 9.18, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Lenders. Any Unrestricted Subsidiary that has been designated a Restricted Subsidiary and that has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 9.18, shall not, except as required in order for the Company to comply with the requirements of Section 9.19, at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Lenders. For the purpose of determining whether a Default or an Event of Default exists after giving effect to any designation pursuant to this Section 9.18, compliance with Sections 9.6, 9.7, 9.16 and 9.19 shall be determined as of the end of the fiscal quarter most recently ended on or before the effective date of such designation on a pro forma basis as though such designation had been in effect as of the first day of the four consecutive fiscal quarters of the Company ending with such most recent fiscal quarter.

Section 9.19. Limitation on Unrestricted Subsidiaries. The Company (a) will not, as of the end of any fiscal quarter, permit the amount of Consolidated Total Assets to be less than 90% of the Consolidated Total Assets (determined as if the term “Restricted Subsidiary” appearing in the defined term Consolidated Total Assets was replaced with the term “Subsidiary” and without giving effect to the deduction set forth in such defined term) and (b) will not, as of the end of any fiscal quarter, permit EBITDA for the period of four consecutive fiscal quarters most recently ending on or prior to such time to be less than 90% of EBITDA (determined as if the term “Restricted Subsidiary” appearing in the defined term EBITDA (and in the definition of each term used therein) was replaced with the term “Subsidiary” and without giving effect to clause (x) of the definition of “EBIT”) for such period.

Section 10. Events of Default and Remedies.

Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

(a)
default (i) in the payment when due of the principal amount of any Loan or Reimbursement Obligation or (ii) for a period of three (3) Business Days in the payment when due of interest or fees or any part of any other Obligation payable by the Borrowers hereunder or under any other Loan Document; or

(b)
default in the observance or performance of the Borrowers’ obligation to deliver cash collateral for Letters of Credit as required by Section 1.2(b) hereof; or

(c)
default for a period of one (1) Business Day in the observance or performance of the Company’s obligations under Section 9.4 hereof; or

(d)
default in the observance or performance of any covenant set forth in Sections 9.6, 9.7, 9.9, 9.10 or 9.15 hereof; or

(e)
default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Company or (ii) written notice thereof is given to the Company by the Administrative Agent or any Lender; or

(f)
(i) any representation or warranty made by the Company herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or other extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof, or (ii) any representation or warranty made by any Borrower (other than the Company) or Guarantor herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or other extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof and such untruthfulness could reasonably be expected to have a Material Adverse Effect; or

(g)
default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by the Company or any Restricted Subsidiary aggregating in excess of $100,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

(h)
any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $100,000,000 shall be entered or filed against the Company or any Restricted Subsidiary or against any of their Property which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

(i)
the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $15,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

(j)
the occurrence of a Change in Control; or

(k)
any Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (ii) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(l) hereof; or

(l)
a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary or any substantial part of any of its Property, or a proceeding described in Section 10.1(k)(v) shall be instituted against any Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(m)
any Loan Document or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or Guarantor contests in writing the validity or enforceability of any Loan Document or any material provision thereof; or any Borrower or Guarantor denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document or any material provision thereof.

Section 10.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsections (k) or (l) of Section 10.1 hereof with respect to the Company) has occurred and is continuing, the Administrative Agent shall, if so directed by the Required Lenders, by written notice to the Company:

(a) terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that the Borrowers immediately pay to the Administrative Agent, subject to Section 10.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (k) or (l) of Section 10.1 hereof has occurred and is continuing with respect to the Company, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Administrative Agent, subject to Section 10.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrowers acknowledging that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 10.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.2(b), Section 10.2 or Section 10.3 above, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)
All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by an L/C Issuer. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the L/C Issuer and the Lenders. If and when requested by the Company, the Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from any Borrower to the Administrative Agent, the L/C Issuer or Lenders; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above and (ii) no Letters of Credit remain outstanding hereunder, then at the request of the Company the Administrative Agent shall repay to the Company for the benefit of the Borrowers any remaining amounts held in the Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists.

Section 10.5. Notice of Default. The Administrative Agent shall give notice to the Company under Section 10.1(e) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

Section 10.6. Expenses. The Borrowers agree to pay to the Administrative Agent, for the account of the Administrative Agent and each Lender, and any other holder of any Obligation outstanding hereunder, all out-of-pocket expenses incurred or paid by the Administrative Agent and such Lender or any such holder, including attorneys’ fees and court costs, in connection with any Default or Event of Default by any Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving any Borrower as a debtor thereunder).

Section 11. Change in Circumstances.

Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for such Lender to make or continue to maintain SOFR Loans, Eurocurrency Loans or RFR Loans, such Lender shall promptly give notice thereof to the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and such Lender’s obligations to make or maintain SOFR Loans, Eurocurrency Loans or RFR Loans, as applicable, under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain SOFR Loans, Eurocurrency Loans or RFR Loans, as applicable. The Borrowers shall prepay on the last day of the Interest Period for any such affected SOFR Loan, Eurocurrency Loan or RFR Loans, as applicable, or within such earlier period as required by law upon demand from the affected Lender, the outstanding principal amount of any such affected SOFR Loans, Eurocurrency Loans or RFR Loans, as applicable, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto; provided, however, subject to all of the terms and conditions of this Agreement, the Company may then elect on behalf of the Borrowers to borrow the U.S. Dollar Equivalent of the principal amount of the affected SOFR Loans, Eurocurrency Loans or RFR Loans, as applicable, from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, ~~Adjusted LIBOR~~Applicable Interest Rate. (a) If on or prior to the first day of any Interest Period for any Borrowing of SOFR Loans, Eurocurrency Loans or RFR Loans in any currency:

(i)
the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable Adjusted ~~LIBOR~~Term SOFR, Adjusted Eurocurrency Rate or Daily Simple RFR, or

(ii)
the Required Lenders determine and so advise the Administrative Agent that Adjusted ~~LIBOR~~Term SOFR, Adjusted Eurocurrency Rate or Daily Simple RFR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their SOFR Loans, Eurocurrency Loans or ~~Loan~~RFR Loans, as applicable for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make SOFR Loans, Eurocurrency Loans, or RFR Loans, as applicable, in the currency so affected shall be suspended.

(b)
Benchmark Replacement. (i) Notwithstanding anything to the contrary ~~in this~~

~~Agreement~~herein or in any other Loan Document, ~~if~~upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent ~~determines (which~~ determination shall be conclusive absent manifest error), or the Company or Required Lenders ~~notify the Administrative Agent that the Company or Required Lenders (as applicable) have determined, that:~~

~~(A)~~
~~adequate and reasonable means do not exist for ascertaining LIBOR in a relevant currency for any requested Interest Period, including because the LIBOR Index Rate for such currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(B)~~
~~the administrator of the LIBOR Index Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Index Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or~~

~~(C)~~
~~syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice from the Company or Required Lenders, the Administrative Agent shall give notice thereof to the Borrower and the Lenders, as applicable. Thereafter, the Administrative Agent and the Borrowers~~and the Borrower may amend this Agreement to replace ~~LIBOR~~such Benchmark with ~~an alternate benchmark rate (including any mathematical or other~~ adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (any such proposed rate, a “LIBOR Successor Rate”), together with any ~~proposed LIBOR Successor Rate Conforming Changes (as defined below) and any~~a Benchmark Replacement. Any such amendment ~~shall~~with respect to a Benchmark Transition Event will become effective at ~~5:00~~4:00 p.m. (Chicago time) on the fifth (5th) Business Day after the Administrative Agent ~~shall have~~has posted such proposed amendment to all affected Lenders and the ~~Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to~~Borrower so long as the Administrative Agent has not received, by such time, written notice ~~that~~of objection to such amendment from Lenders comprising the Required Lenders ~~do not accept such amendment~~.

~~(ii)~~
~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the dministrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) theobligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (to theextent of the affected Eurocurrency Loans or Interest Periods), and (y) the LIBOR Quoted Rate component shall no longer be utilized in determining the Base Rate~~
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 11.2(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.2.

(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or TIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-compliant, non-aligned or non-representative tenor and(ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of ~~such~~ notice~~, the Company~~ of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for ~~a~~the affected Borrowing of, conversion to or continuation of ~~Eurocurrency~~ Loans ~~(to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that,~~, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Borrowing in U.S. Dollars, if applicable, the Borrower will be deemed to have converted any such request into a request for a ~~Borrowing of~~Base Rate Borrowing or conversion to Base Rate Loans ~~(subject to the foregoing clause (y))~~ in the amount specified therein.

~~(iii)~~
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall ~~provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.~~

~~As used above:~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Domestic Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially~~

~~consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Company).~~  and (B) in the case of any request for any affected Borrowing in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans immediately and (B) any outstanding affected Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Eurocurrency Loan or RFR Loan, if no election is made by the Company by the date that is three Business Days after receipt by the Company of such notice, the Company shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.6. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 11.3. Increased Cost. (a) Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted ~~LIBOR~~Eurocurrency Rate) or any L/C Issuer;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrowers will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)
Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)
Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than four (4) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the four-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 11.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Company and the Administrative Agent.

Section 11.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the applicable currency in the ~~eurocurrency~~ interbank market having a maturity corresponding to such Loan’s Interest Period and bearing an interest rate equal to Adjusted ~~LIBOR~~Eurocurrency Rate for such Interest Period.

Section 11.6. Replacement of Lenders. If the Borrowers are required pursuant to Section 11.3 or Section 14.1 hereof to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Loans into, Eurocurrency Loans shall be suspended pursuant to Section 11.1 or Section 11.2 hereof, or if any Lender is a Non-Consenting Lender or any Lender becomes a Defaulting Lender (any such Lender being hereinafter referred to as a “Replaced Lender”), then in such case, the Company may, upon at least five (5) Business Days’ notice to the Administrative Agent and to such Replaced Lender, designate an Eligible Assignee as a replacement lender in accordance with Section 14.11 (a “Replacement Lender”), to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Company and the Replaced Lender) of all amounts owed to such Replaced Lender under Section 11.3 or Section 14.1, assign all (but not less than all) of its rights, obligations, Loans and Revolving Credit Commitment hereunder; provided, that all amounts (including amounts owed pursuant to Section 3.6 hereof as though such assignment were a prepayment) owed by the Borrowers to such Replaced Lender hereunder (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment.

Section 12. The Administrative Agent.

Section 12.1. Appointment and Authorization of Administrative Agent. Each Lender and L/C Issuer hereby appoints Bank of Montreal as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.7) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower nor any Subsidiary shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 12.2. Administrative Agent and its Affiliates. The Person serving as Administrative Agent shall have the same rights and powers in its capacity as a Lender under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Affiliate of any Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent’s Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 12.3. Action by Administrative Agent. If the Administrative Agent receives from the Company a written notice of an Event of Default pursuant to Section 9.4(f) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The Lenders and the L/C Issuer expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 10.2 and 10.5 hereof. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it shall be first indemnified to its reasonable satisfaction by the Lenders against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Company. In all cases in which this

Agreement and the other Loan Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding on all the Lenders and the holders of the Obligations.

Section 12.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 12.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 8 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the L/C Issuer, the Borrowers, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and the L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or the L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and the L/C Issuer to keep itself informed as to the creditworthiness of the Borrowers and the Administrative Agent shall have no liability to any Lender or the L/C Issuer with respect thereto.

Section 12.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction by final and nonappealable judgment. The obligations of the Lenders under this Section 12.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent, the L/C Issuer, or Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of the L/C Issuer or Swing Line Lender to be remitted by the Administrative Agent to or for the account of such L/C Issuer or Swing Line Lender, as applicable), but shall not be entitled to offset against amounts owed to the Administrative Agent, any L/C Issuer or Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents.

Section 12.7. Resignation of Administrative Agent and Successor Administrative Agent.

(a)
The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such notice of resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent subject, so long as no Event of Default shall have occurred and be continuing, to the consent of the Company. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. The retiring Administrative Agent shall continue as Administrative Agent hereunder until a successor Administrative Agent has accepted appointment as Administrative Agent. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

(b)
Any resignation by the Person then acting as Administrative Agent pursuant to Section 12.7(a) shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swing Line Lender except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.2. If such Person then acting as Swing Line Lender resigns, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.5. Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be the successor Administrative Agent or a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swing Line Lender), and (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swing Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

Section 12.8. L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 12 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 12, included the L/C Issuer and Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 12.9. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 12.10. Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit the Revolving Credit Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender , the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 13.A. Joint and Several Obligors.

Section 13.1.A. Joint and Several Obligors. To induce the Lenders and the L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower hereby unconditionally and irrevocably confirms jointly and severally to the Administrative Agent, the Lenders and the L/C Issuer, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by any Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Borrower or any such obligor in any such proceeding). In case of failure by any Borrower punctually to pay any Obligations, each other Borrower hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise.

Section 13.2.A. Unconditional. The obligations of each Borrower under this Section 13.A shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)
any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)
any modification or amendment of or supplement to this Agreement or any other Loan Document;

(c)
any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Borrower or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower contained in any Loan Document;

(d)
the existence of any claim, set-off, or other rights which any Borrower may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

(e)
any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower or any other Person or Property;

(f)
any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

(g)
any invalidity or unenforceability relating to or against any Borrower for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

(h)
any other act or omission to act or delay of any kind by the Administrative Agent, any

Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Borrower under this Section 13.A.

Section 13.3.A. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Except as provided in Section 5.4, each Borrower’s obligations under this Section 13.A. shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired or terminated or are fully collateralized (by cash or letter of credit) on terms reasonably acceptable to the Administrative Agent, and the principal of and interest on the Loans, Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower, or otherwise, each Borrower’s obligations under this Section 13.A with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 13.4.A. Subrogation. Each Borrower agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration or termination of all Letters of Credit. If any amount shall be paid to a Borrower on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by any Borrower hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration or termination of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 13.5.A. Waivers. Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against any Borrower, any guarantor, or any other Person.

Section 13.6.A. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Borrower under this Section 13.A. shall not exceed $1.00 less than the lowest amount which would render such Borrower’s obligations under this Section 13.A. void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 13.7.A. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the other Borrowers hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 13.8.A. Benefit to each Borrower. All of the Borrowers are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Borrower has a direct impact on the success of each other Borrower. Each Borrower will derive substantial direct and indirect benefit from the extension of credit hereunder.

Section 13.9.A. Borrower Covenants. Each Borrower shall take such action as the Company is required by this Agreement to cause such Borrower to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Borrower from taking.

Section 13.B. The Guaranties.

Section 13.1.B. The Guaranties. To induce the Lenders and the L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders and the L/C Issuer, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by any Borrower under the Loan Documents as and when the same shall become due and payable, without set-off or counterclaim, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Borrower or any such obligor in any such proceeding). In case of failure by any Borrower punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower.

Section 13.2.B. Guarantee Unconditional. The obligations of each Guarantor under this Section 13.B shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)
any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
(b)
any modification or amendment of or supplement to this Agreement or any other Loan Document;
(c)
any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Borrower, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other guarantor contained in any Loan Document;
(d)
the existence of any claim, set-off, or other rights which any Borrower or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
(e)
any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other guarantor, or any other Person or Property;
(f)
any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

(g)
any invalidity or unenforceability relating to or against any Borrower or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents; or
(h)
any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.B.

Section 13.3.B. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Except as provided in Section 5.4, each Guarantor’s obligations under this Section 13.B. shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired or terminated or are fully collateralized (by cash or letter of credit) on terms reasonably acceptable to the Administrative Agent, and the principal of and interest on the Loans, Notes and all other amounts payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any Borrower or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13.B with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 13.4.B. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration or termination of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by any Borrower hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration or termination of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 13.5.B. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against any Borrower, another guarantor, or any other Person.

Section 13.6.B. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13.B. shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13.B. void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 13.7.B. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 13.8.B. Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

Section 13.9.B. Guarantor Covenants. Each Guarantor shall take such action as the Company is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Guarantor from taking

Section 14. Miscellaneous.

Section 14.1. Withholding Taxes. (a) Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.

(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower or Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)
Payment of Other Taxes by the Borrowers. The Borrowers and Guarantors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)
Indemnification by the Borrowers. The Borrowers and Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.10 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or Guarantor to a Governmental Authority pursuant to this Section, such Person shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 14.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)
Without limiting the generality of the foregoing,

(A)
any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as

applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)
executed originals of IRS Form W-8ECI;

(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 14.2. No Waiver of Rights. No delay or failure on the part of the Administrative Agent, the L/C Issuer or any Lender or on the part of any holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders and any holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 14.3. Non-Business Day. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 14.4. Survival of Representations. All representations and warranties made herein or in any other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 14.5. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Lenders and the L/C Issuer of amounts sufficient to protect the yield of the Lenders and the L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Section 3.6, Section 11.3 and Section 14.14 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other Obligations.

Section 14.6. Sharing of Set-Off. Each Lender agrees with each other Lender which is a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (“Set-off”), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 14.6, amounts owed to or recovered by, the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder. Each Borrower and Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower and Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

Section 14.7. Notices. (a) Except as otherwise specified herein, all notices under the Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy. Notices under the Loan Documents to the Lenders shall be addressed to their respective addresses or telecopier numbers set forth in their Administrative Questionnaire, and to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Borrower shall be addressed as follows:

If to any Borrower:

Arthur J. Gallagher & Co.
2850 Golf Road
Rolling Meadows, Illinois 60008-4050
Attention: General Counsel
Telephone: (630) 285-3457
Telecopy: (630) 285-3483

with a copy to:

Arthur J. Gallagher & Co.
2850 Golf Road
Rolling Meadows, Illinois 60008-4050
Attention: Treasurer
Telephone: (630) 285-3536
Telecopy: (630) 285-4272

If to the Administrative Agent, the L/C Issuer, or the Swing Line Lender

Bank of Montreal
~~115~~320 South ~~LaSalle~~Canal Street
Chicago, Illinois ~~60603~~60606
Attention: Stacey Ahrendt

Telephone: (713) 546-9754
Telecopy: (312) 765-8078

with a copy to:

Bank of Montreal
~~115~~320 South ~~LaSalle~~Canal Street
Chicago, Illinois ~~60603~~60606
Attention: Mark Mital
Telephone: (312) 461-3826
Telecopy: (312) 293-4044

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 14.7 or in the relevant Administrative Questionnaire (except that, if not given during normal business hours for the recipient, shall be effective at the opening of business on the next business day for the recipient) or (ii) if given by hand or overnight courier service, or mailed by certified or registered mail, when delivered; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 1.1, 1.2 and 1.5 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)
Platform. (i) Each Borrower and Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.

Section 14.8. Counterparts. (a) This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to the Administrative Agent by facsimile transmission, electronic transmission or physical delivery. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 14.9. Successors and Assigns. This Agreement shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of each of the Administrative Agent, L/C Issuer and the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any Obligation. Except as otherwise provided herein in connection with any transaction not prohibited by Section 9.10 hereof, neither any Borrower nor any Guarantor may assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders.

Section 14.10. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Revolving Credit Commitment and/or participations in Swing Loans held by such Lender at any time and from time to time to one or more Persons (other than a natural Person or any Borrower or Guarantor or any Affiliates or Subsidiaries of any Borrower or any Guarantor) (each, a

“Participant”); provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and provided further that no such participant shall have any rights under this Agreement except as provided in this Section 14.10, and the Administrative Agent shall have no obligation or responsibility to such participant. Any party to which such a participation has been granted shall have the benefits of Section 3.6 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Lender granting such participation would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment or modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement that would (A) increase the Revolving Credit Commitment of such Lender if such increase would also increase the participant’s obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest. The Borrowers authorize each Lender to disclose to any participant or prospective participant under this Section 14.10 any financial or other information pertaining to the Borrowers, subject to Section 14.21 hereof. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 14.11. Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)
Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Credit, unless each of the Administrative Agent and, so long as no

Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.

(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by Section 14.11(a)(i)(B) and, in addition:

(a)
the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(b)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(c)
the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(d)
the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swing Loans (whether or not then outstanding).

(iv)
Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)
No Assignment to Company or Affiliates. No such assignment shall be made to the Company or any of its Affiliates or Subsidiaries.

(vi)
No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.11(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 14.5 and 14.14 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.10 hereof.

(b)
Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)
Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(d)
Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitments and Loans pursuant to subsection (a) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, the Company shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, however, that the failure of the Company to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 2.5 hereof.

Section 14.12. Amendments. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer or the Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable; provided that:

(i)
no amendment or waiver pursuant to this Section 14.12 shall (A) increase the Revolving Credit Commitment of any Lender without the consent of such Lender or (B) forgive, or reduce the amount of, or postpone any fixed date for payment of, any principal of or interest on any Loan or Reimbursement Obligation or any fee payable hereunder or extend the Termination Date without the consent of each Lender directly affected thereby;

(ii)
no amendment or waiver pursuant to this Section 14.12 shall, unless signed by each Lender, change any provision of Section 4.2(b), Section 10.1(a), this Section 14.12, or the definition of Required Lenders, or release any Borrower or any Guarantor (except as set forth in Section 5.4 hereof), or affect the number of Lenders required to take any action under the Loan Documents;

(iii)
no amendment to Section 13.B shall be made without the consent of the Guarantor(s) affected thereby.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by any Borrower or Guarantor in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 14.13. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 14.14. Legal Fees, Other Costs and Indemnification. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler LLP, counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrowers further agree to indemnify each Lender, the L/C Issuer, the Administrative Agent, and their respective directors, officers and employees (each such Person an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and related expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Administrative Agent, the L/C Issuer or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer or Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. To the extent permitted by applicable law, no party to this Agreement shall assert, and each such Person hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the parties under this Section shall survive the termination of this Agreement.

Section 14.15. Set Off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each subsequent holder of any Obligation and each of their respective Affiliates is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to such Borrower, such Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or premium trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender, the L/C Issuer or that subsequent holder or Affiliate to or for the credit or the account of such Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of such Borrower or such Guarantor to that Lender, the L/C Issuer or that subsequent holder or Affiliate under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, the L/C Issuer or that subsequent holder or Affiliate shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.6 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such

Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 14.16. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

Section 14.17. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

Section 14.18. Currency. To the fullest extent permitted by law, the obligation of each Borrower and each Guarantor in respect of any amount due in U.S. Dollars or an Alternative Currency (the “relevant currency”) under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to received such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Borrower or Guarantor, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 14.6 hereof, such Person agrees to remit such excess to the relevant Borrower or Guarantor, as applicable.

Section 14.19. Submission to Jurisdiction; Waiver of Jury Trial. Each Borrower and Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago and any appellate court from any thereof for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower and Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 14.7. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 14.20. USA Patriot Act. Each Lender and the L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers and Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies each Borrower and Guarantor, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender or the L/C Issuer to identify each Borrower and Guarantor in accordance with the Patriot Act.

Section 14.21. Confidentiality. Each Lender agrees to maintain in confidence and not to disclose without the Company’s consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Lender, each of which shall also be bound by this Section 14.21) any information concerning the Company or any Subsidiaries furnished pursuant to this Agreement and not previously disclosed in any filing made by the Company with the SEC; provided that any Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Lender or any stock exchange on which the equity of such Lender is registered, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, or (e) to any prospective or actual participant or transferee under Section 14.10 or 14.11 hereof in connection with any contemplated or actual transfer of a participating or other interest in such Lender’s rights or obligations hereunder so long as such actual or prospective participant or transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section 14.21; provided, that in the case of any disclosure under subsection (c) above, such Lender shall (to the extent permitted by applicable law) notify the Company of such disclosure so that the Company may seek an appropriate protective order or waive such Lender’s compliance with the provisions of this Section, it being understood that if the Company has no right to obtain such a protective order or if the Company does not commence procedures to obtain such a protective order within ten Business Days of the receipt of such notice, such Lender’s compliance with this Section shall be deemed to have been waived with respect to such disclosure.

Section 14.22. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 14.23. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrowers nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrowers, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrowers nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 14.24. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.

Section 14.25. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) nofiduciary, advisory or agency relationship between any Borrower or Guarantor and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Borrower or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Borrower and Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Borrower or Guarantor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Borrower and its Affiliates, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower and Guarantor hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 14.26. Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 14.27. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)
the effects of any Bail-in Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 14.28. Amendment and Restatement. This Agreement shall become effective on the Effective Date and shall supersede all provisions of the Existing Credit Agreement as of such date. From and after the Effective Date all references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Borrowers evidenced or provided for thereunder.

Section 14.29. Equalization of Loans and Commitments. From and after the Effective Date, (a)(i) the commitments of those Lenders under the Existing Credit Agreement that are continuing as Lenders under this Agreement (the “Continuing Lenders”) shall be amended as set forth on Schedule 1 hereto and (ii) the commitments of those “Lenders” under the Existing Credit Agreement that are not continuing as Lenders under this Agreement (the “Non-Continuing Lenders”) shall automatically be terminated and cease to have any further force or effect without further action by any Person, and shall be replaced with the respective Revolving Credit Commitments of such Continuing Lenders and of those Lenders party to this Agreement that were not “Lenders” under the Existing Credit Agreement immediately prior to the Effective Date (the “New Lenders”); (b) all outstanding “Revolving Loans” of the Non-Continuing Lenders shall be repaid in full (together with all interest accrued thereon and amounts payable pursuant to Section

3.6 hereof of the Existing Credit Agreement in connection with such payment, and all fees accrued under the Existing Credit Agreement through the Effective Date) on the Effective Date; (c) all outstanding “Revolving Loans” of the Continuing Lenders and all interests in outstanding “Letters of Credit” under the Existing Credit Agreement shall remain outstanding as the initial Revolving Loans and Letters of Credit hereunder; and (d) all interest accrued on Revolving Loans under the Existing Credit Agreement to the Effective Date shall be paid on the last day of its Interest Period in accordance with Section 1.3.

The Continuing Lenders and New Lenders each agree to make such purchases and sales of interests in the Revolving Loans and L/C Obligations outstanding on the Effective Date between themselves so that each Continuing Lender and New Lender is then holding its relevant Percentage thereof based on their Revolving Credit Commitments as in effect after giving effect hereto (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith). The Borrowers hereby agree to compensate each Continuing Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Fixed Rate Loans under the Existing Credit Agreement and such reallocation described above, in each case on the terms and in the manner set forth in Section 3.6.

Section 14.30. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)
As used in this Section 14.30, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

This Second Amended and Restated Multicurrency Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

Borrowers

Arthur J. Gallagher & Co.

By:
	Name:	~~Jack H. Lazzaro~~
	Title:	~~Vice President and Treasurer~~

** The Subsidiary that were Borrowers on the Effective Date were removed as borrowers by Amendment No. 1

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

BANK OF MONTREAL, individually as a Lender,
as L/C Issuer, Swing Line Lender and as
Administrative Agent

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Bank of America, N.A.

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Barclays Bank plc

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Citibank, N.A.

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

JPMorgan Chase Bank, N.A.

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Capital One, National Association

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

HSBC Bank USA, National Association

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

PNC Bank, National Association

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

U.S. Bank National Association

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

CIBC BANK USA

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Citizens Bank, N.A.

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Australia and New Zealand Banking
Group Limited

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Lake Forest Bank & Trust Company, N.A.

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Lloyds Bank Corporate Markets plc

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Comerica Bank

By:
Name:
Title:

Signature Page to Arthur J. Gallagher & Co.

Second Amended and Restated Multicurrency Credit Agreement

Exhibit A

Notice of Payment Request

[Name of Lender]	[Date]

[Address]

Attention:

Reference is made to the Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019, among Arthur J. Gallagher & Co. and the other Borrowers party thereto, the Lenders named therein, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrowers have failed to pay their Reimbursement Obligation in the amount of

$ . Your Lender’s Percentage of the unpaid Reimbursement Obligation is $ ] or [The L/C Issuer has been required to return a payment by the Borrowers of a Reimbursement Obligation in the amount of $ . Your Lender’s Percentage of the returned Reimbursement Obligations is $ .]

Sincerely,

,
as L/C Issuer

By:
Title:

Exhibit B

Notice of Borrowing

Date:	,

To:

Bank of Montreal, as Administrative Agent for the Lenders parties to the Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent

Ladies and Gentlemen:

The undersigned, Arthur J. Gallagher & Co., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the Borrowing specified below:

1.
The Business Day of the proposed Borrowing is , .
2.
The aggregate amount and currency of the proposed Borrowing is .
3.
The Borrowing is to be comprised of of [Base Rate] [Eurocurrency] [SOFR] [RFR] Loans.

[4. The duration of the Interest Period for the [Eurocurrency] [SOFR] Loans included in the Borrowing shall be months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)
the representations and warranties of the Borrower contained in Section 7 of the Credit Agreement are true and correct in all material respects (where not qualified by materiality, otherwise in all respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not qualified by materiality, otherwise in all respects) as of such date); and

(b)
no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

Arthur J. Gallagher & Co.

By
Name
Title

Exhibit C

Notice of Continuation/Conversion

Date: ,

To: Bank of Montreal, as Administrative Agent for the Lenders parties to the Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent

Ladies and Gentlemen:

The undersigned, Arthur J. Gallagher & Co., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.
The conversion/continuation Date is , .
2.
The aggregate amount and currency of the Loans to be [converted] [continued]is .
3.
The Loans are to be [converted into] [continued as] [Eurocurrency] [SOFR] [RFR] [Base Rate] Loans.
4.
[If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be months.

Arthur J. Gallagher & Co.

By
Name
Title

Exhibit D

Revolving Credit Note

,

FOR VALUE RECEIVED, each of the undersigned (collectively, the “Borrowers”), promises to pay to the order of (the “Lender”) on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Administrative Agent has previously notified the Company) in the currency of such Loan in accordance with Section 4.2 of the Credit Agreement, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Loan is a Base Rate Loan, SOFR Loans, RFR Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

This Note is one of the Notes referred to in the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019, among the Borrowers, Bank of Montreal, as Administrative Agent, and the lenders from time to time party thereto (said Multicurrency Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

Arthur J. Gallagher & Co.

By:
	Name:	~~Jack H. Lazzaro~~
	Its:	~~Vice President and Treasurer~~

~~Arthur J. Gallagher & Co. (Illinois) Arthur J. Gallagher Brokerage & Risk~~

~~Management Services, LLC Risk Placement Services, Inc. Gallagher Bassett Services, Inc. Gallagher Benefit Services, Inc.~~

~~Arthur J. Gallagher Risk Management~~

~~Services, Inc.~~

~~Arthur J. Gallagher Service Company, LLC Arthur J. Gallagher (U.S.) LLC~~

~~By~~
	~~Name:~~	~~Jack H. Lazzaro~~
	~~Title:~~	~~Treasurer of each of the foregoing entities~~

Exhibit E

Swing Line Note

,

On the Termination Date, for value received, each of the undersigned (collectively, the “Borrowers”), promises to pay to the order of (the “Lender”), at the principal office of Bank of Montreal in Chicago, Illinois, such amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrowers to the Lender pursuant to the Credit Agreement hereinafter mentioned.

This Note evidences Swing Loans made and to be made to the Borrowers by the Lender pursuant to that certain Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019, among the Borrowers, Bank of Montreal, as Administrative Agent, and the lenders from time to time party thereto (said Multicurrency Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and the Borrowers hereby jointly and severally promise to pay interest at the office specified above on each Swing Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

Each Swing Loan made by the Lender to the Borrowers against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note and the interest rates applicable thereto.

This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity as specified in the Credit Agreement, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the

Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

Arthur J. Gallagher & Co.

By:
	Name:	~~Jack H. Lazzaro~~
	Its:	~~Vice President and Treasurer~~

~~Arthur J. Gallagher & Co. (Illinois) Arthur J. Gallagher Brokerage & Risk~~

~~Management Services, LLC Risk Placement Services, Inc. Gallagher Bassett Services, Inc. Gallagher Benefit Services, Inc.~~

~~Arthur J. Gallagher Risk Management~~

~~Services, Inc.~~

~~Arthur J. Gallagher Service Company, LLC Arthur J. Gallagher (U.S.) LLC~~

~~By~~
	~~Name:~~	~~Jack H. Lazzaro~~
	~~Title:~~	~~Treasurer of each of the foregoing entities~~

Exhibit F

Commitment Amount Increase Request

, 20

Bank of Montreal,

as Administrative Agent (the “Administrative Agent”)

for the Lenders referred to below

~~115~~320 South ~~LaSalle~~Canal Street

Chicago, Illinois ~~60603~~60606

Attention: Agency Services

Re:

Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) (together with all amendments, if any, hereafter from time to time made thereto, the “Credit Agreement”) among Arthur J, Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent

Ladies and Gentlemen:

In accordance with the Credit Agreement, the Company, on behalf of the Borrowers, hereby requests that the Administrative Agent consent to an increase in the aggregate Revolving Credit Commitments (the “Commitment Amount Increase”), in accordance with Section 3.8 of the Credit Agreement, to be effected by [an increase in the Revolving Credit Commitment of [name of existing Lender(s)] [and] [the addition of [each of] [name of each new Lender] (the [each a] “New Lender”) as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Commitment Amount Increase, the Revolving Credit Commitment of the [Lender(s)] [New Lenders] shall be [$ .] [as follows:

Lender/New Lender	Revolving Credit Commitment Amount

$
	$	]

[Include paragraphs 1-4 for a New Lender]

1.
The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The [Each] New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The [Each] New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the creditworthiness of the Borrowers or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2.
Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the [each] New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3.
The [Each] New Lender hereby advises you that administrative details with respect to its Loans and Revolving Credit Commitments are set forth in its Administrative Questionnaire.

[4. The [Each] New Lender has delivered, if appropriate, to the Company and the Administrative Agent (or is delivering to the Company and the Administrative Agent concurrently herewith) the tax forms referred to in Section 14.1 of the Credit Agreement.]

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the State of Illinois.

The Commitment Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 3.8, of the Credit Agreement, but not in any case prior to , . It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses referred to in Section 3.8 of the Credit Agreement shall have been paid.

The Company hereby certifies that (a) no Default or Event of Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 7 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects on the effective date of this Commitment Amount Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

 Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

Please indicate the Administrative Agent’s consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

Sincerely,

ARTHUR J. GALLAGHER & CO., on behalf of the Borrowers

By:
Name:
Title:

[New Bank/Bank Increasing Commitment]

By:
Name:
Title:

The undersigned hereby consents on this day of , to the above-requested Commitment Amount Increase.

BANK OF MONTREAL, as Administrative Agent, L/C Issuer and Swing Line Lender

By:
Name:
Title:

Exhibit G

Compliance Certificate

This Compliance Certificate is furnished to Bank of Montreal as Administrative Agent pursuant to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Arthur J. Gallagher & Co. (the “Company”) and the other Borrowers party thereto (collectively with the Company, the “Borrowers”), the Lenders signatory thereto and Bank of Montreal, as Administrative Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies that:

1.
I am the duly elected of the Company;
2.
I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3.
The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;
4.
The financial statements required by Section 9.4 of the Credit Agreement and being furnished to you concurrently with this certificate, to the best of my knowledge, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the dates and for the periods covered thereby;
5.
The Attachment hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement; and
6.
During the most recently ended fiscal quarter of the Company, no Subsidiary became a direct Material Wholly-Owned Domestic Subsidiary [except for ].

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of 20 .

,
(Type or Print Name)		(Title)

Attachment to Compliance Certificate

Arthur J. Gallagher & Co.

Compliance Calculations for Second Amended and Restated Multicurrency Credit Agreement Dated as of June 7, 2019

Calculations as of , 20

($000)

A.	Cash Flow Leverage Ratio (Section 9.6)

Funded Debt

	1.	Debt Outstanding -AJG	$

	2.	Debt Outstanding - Unrestricted Subsidiaries	($	)

	3.	Debt Outstanding – Other All recourse obligations included below Guarantees	$

		LOCs	$

		Commitments	$

	4.	Excess Cash	($	)

	NET “DEBT”		$

Adjusted EBITDA

	1.	Net Earnings
		4 quarters ended	$

	2.	Net Earnings Attributable to Non-Controlling Interests
		4 quarters ended	$

	3.	Interest Expense
		4 quarters ended	$

	4.	Taxes (including any portion in “Net Earnings Attributable to Non-Controlling Interests”)
		4 quarters ended	$

	5.	Depreciation/Amortization
		4 quarters ended	$

	6.	Change in Estimated Earnouts
		4 quarters ended	$

	7.	Clean Energy Subsidiaries Pretax
		4 quarters ended	$

	8.	Acquisitions EBITDA	$

	9.	Non-Cash Stock Compensation Expense
		4 quarters ended	$

	10.	Restructuring, Workforce and Lease Termination Charges
		4 quarters ended	$

	11.	Acquisition Professional Fees
		4 quarters ended	$

	12.	Premium/Make-Whole Amounts
		4 quarters ended	$

	TOTAL EBITDA		$

	1.	Unrestricted Subsidiaries EBITDA
		4 quarters ended	$

	Total Unrestricted Subsidiaries EBITDA		($ )

	ADJUSTED EBITDA		$

	Cash Flow Leverage Ratio		: 1.00

	Cash Flow Leverage Ratio allowed as of this date		3.50 : 1.00

	Borrowers are in compliance? (Circle yes or no)		Yes/No

B.	Interest Coverage Ratio (Section 9.7)
Adjusted EBIT

	1.	Net Earnings
		4 quarters ended	$

	2.	Net Earnings Attributable to Non-Controlling Interests
		4 quarters ended	$

	3.	Interest Expense
		4 quarters ended	$

	4.	Clean Energy Subsidiaries Pre-Tax
		4 quarters ended	$

	5.	Taxes (including any portion in “Net Earnings Attributable to Non-Controlling Interests”)
		4 quarters ended	$

	6.	Change in Estimated Earnouts
		4 quarters ended	$

	7.	Unrestricted Subsidiaries	($	)

Total Unrestricted Subsidiaries EBIT
	Interest Expense		$

	1.	Interest Expense
		4 quarters ended	$

	2.	Unrestricted Subsidiaries	($	)

	Total Unrestricted Subsidiaries Interest Expense		$
	Interest Coverage Ratio		: 1.00

	Interest Coverage Ratio allowed as of this date		3.50 : 1.00

	Borrowers are in compliance? (Circle yes or no)		Yes/No

C	Consolidated Priority Indebtedness (Section 9.16)

Consolidated Priority Indebtedness

	1.	Indebtedness for Borrowed Money of the Company and the Restricted Subsidiaries secured by a Lien permitted by Section 9.8(h)	$

	2.	Indebtedness for Borrowed Money of the Restricted Subsidiaries	$

	Total Priority Indebtedness		$

Consolidated Total Capitalization

	1.	Consolidated Indebtedness	$

	2.	Net Worth	$

	Consolidated Total Capitalization		$

	Maximum Consolidated Priority Indebtedness allowed (15% of Consolidated Total Capitalization)		$

Borrowers are in compliance?
	(Circle yes or no)			Yes/No

D.	Restricted Subsidiaries (Section 9.19)

	Total Consolidated Assets		$

Total Unrestricted Subsidiaries Assets	$

Difference	$

Total Assets of Restricted Subsidiaries as a Percentage of
Total Consolidated Assets	%

Percentage shall not be less than		90%

Borrowers are in compliance? (Circle yes or no)		Yes/No

Total EBITDA	$

Total EBITDA Unrestricted Subsidiaries EBITDA	$

Difference	$

Total EBITDA of Restricted Subsidiaries as a Percentage of
Total Consolidated EBITDA		%

Percentage shall not be less than		90%

Borrowers are in compliance? (Circle yes or no)		Yes/No

DEBT OUTSTANDING OF UNRESTRICTED SUBSIDIARIES THAT IS
Non-Recourse to Company or any Restricted Subsidiary	$

Exhibit H

Assignment and Acceptance

Dated , 20

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Multicurrency Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3
Select as appropriate.
4
Include bracketed language if there are either multiple Assignors or multiple Assignees.

foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrower(s):

4. Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement

5.
Credit Agreement: Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019, among Arthur J. Gallagher & Co. and the other Borrowers party thereto, the Lenders parties thereto, Bank of Montreal, as Administrative Agent, and the other agents parties thereto (if any)

6. Assigned Interest[s]:

Aggregate
		Amount of	Amount of	Percentage
		Commitment/	Commitment/	Assigned of
		Loans for all	Loans	Commitment/
ASSIGNOR[S][5]	ASSIGNEE[S][6]	LENDERS[7]	ASSIGNED[8]	LOANS[8]
		$	$	%
		$	$	%
		$	$	%

5
List each Assignor, as appropriate.
6
List each Assignee, as appropriate.
7
Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7. Trade Date:	][9]

[Page Break]

9
To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: , 20 [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][10]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][11]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Name of Assignee]

By:
Name:
Title:

10
Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11
Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][12] Accepted:

BANK OF MONTREAL, as
Administrative Agent

By:
Name:
Title:

[Consented to:][13]

[Name of Relevant Party]

By:
Name:
Title:

12
To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13
To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Annex 1

Standard Terms and Conditions for

Assignment and Assumption

Section 1. Representations and Warranties.

Section 1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 14.11(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.11(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the LoanDocuments are required to be performed by it as a Lender.

SECTION 2. PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

Section 3. General Provisions.

This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Illinois.

Exhibit I

Additional Obligor Supplement

,20

BANK OF MONTREAL, as Administrative Agent for the Lenders named in the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019, among Arthur J. Gallagher & Co. and each other Borrower party thereto (collectively, the “Borrowers”), the Lenders from time to time party thereto, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of new Borrower], a [jurisdiction of incorporation or organization] hereby elects to be a “Borrower” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as and to the extent that they apply to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 9 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 13.A. thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

Sincerely,

[Name of New Borrower]

By:
Name:
Title:

Exhibit J

Additional Guarantor Supplement

,20

BANK OF MONTREAL, as Administrative Agent for the Lenders named in the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019, among Arthur J. Gallagher & Co. and the other Borrowers party thereto, the Lenders from time to time party thereto, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as and to the extent that they apply to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 9 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 13.B thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Additional Guarantor Supplement (this “Agreement”) shall be effective upon its execution and delivery to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

Sincerely,

[Name of Guarantor]

By:
Name
Title

Exhibit K-1

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 14.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date:	, 20[_]

Exhibit K-2

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 14.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date:	, 20[_]

Exhibit K-3

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 14.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date:	, 20[_]

Exhibit K-4

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 7, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Arthur J. Gallagher & Co., (the “Company”) and the other Borrowers (collectively with the Company, the “Borrowers”) party thereto, the Lenders party thereto and the Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 14.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date:	, 20[_]

Schedule 1

Revolving Credit Commitments

Name of Lender	Revolving Credit Commitment
Bank of Montreal	$135,000,000
Bank of America, N.A.	$120,000,000
Barclays Bank PLC	$120,000,000
Citibank, N.A.	$120,000,000
JPMorgan Chase Bank, N.A.	$120,000,000
Capital One, National Association	$75,000,000
HSBC Bank USA, National Association	$75,000,000
PNC Bank, National Association	$75,000,000
U.S. Bank National Association	$75,000,000
CIBC Bank USA	$60,000,000
Citizens Bank, N.A.	$55,000,000
Australia and New Zealand Banking Group Limited	$45,000,000
Lake Forest Bank & Trust Company, N.A.	$45,000,000
Lloyds Bank Corporate Markets plc	$45,000,000
Comerica Bank	$35,000,000
Total	$1,200,000,000

SCHEDULE 1.2(a)

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Stated Maturity Date	Stated Amount	Beneficiary
BMCH307871OS	30 Sep 2019	8,850,000.00	Arch Insurance Company
BMCH307877OS	30 Sep 2019	1,300,000.00	The Hartford Insurance Company
BMCH316774OS	21 Dec 2019	2,000,000.00	Comerica Bank
BMCH316775OS	20 Dec 2019	3,700,000.00	SEG Insurance Ltd.
BMCH424839OS	23 Dec 2019	25,000.00	Commissioner of Insurance
BMCH424851OS	23 Dec 2019	500,000.00	Commissioner of Insurance
BMCH424852OS	23 Dec 2019	25,000.00	Commissioner of Insurance
BMCH426705OS	13 Jan 2020	25,000.00	Commissioner of Insurance
BMCH438983OS	03 Jun 2019	25,000.00	Commissioner of Insurance
BMCH475341OS	27 Jul 2019	495,000.00	CSREFI Independence Wharf Boston

Schedule 7.2

Subsidiaries

In the following list of subsidiaries of Arthur J. Gallagher & Co., those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Each Material Wholly-Owned Domestic Subsidiary is indicated by an * after its name. Each Unrestricted Subsidiary is indicated by a # after its name.

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Arthur J. Gallagher & Co.	Delaware
AJG Meadows, LLC	Delaware
Gallagher International Cash Management s.r.l.	Barbados
Gallagher Risk Group LLC	Delaware
Gallagher (Bermuda) Insurance Solutions Ltd.	Bermuda
Arthur J. Gallagher (U.S.) LLC*	Delaware
Arthur J. Gallagher Brokerage & Risk Management Services, LLC*	Delaware
Arthur J. Gallagher Risk Management Services, Inc.*	Illinois
AJG Coal, LLC	Delaware
HPF Investments, LLC	Delaware
Gallagher Clean Energy, LLC	Delaware
Gallagher Holdings Bermuda Company Limited	Bermuda
MG Advanced Coal Technologies-1, LLC	Delaware
Advanced Energy Systems, LLC (1)	Delaware
AJG RCF LLC	Delaware
Allied Claims Administration, Inc. (2)	Georgia
Housing Authorities Services Risk Purchasing Group, LLC	Louisiana
AJGRMS of Louisiana, LLC	Louisiana
Gallagher Mississippi Brokerage, LLC	Mississippi
Healthcare Professionals Purchasing Group, LLC	Delaware
Professional Agents Risk Purchasing Group,LLC	Delaware
Reassurance Holdings, Inc.	Delaware
Velo Holdings Inc.	Delaware
V2V Holdings LLC	Delaware
Carefree Marketing, Inc.	Illinois
Coverdell & Company, Inc.	Illinois
Discount Development Services, L.L.C.	Illinois
Uni-Care, Inc.	Illinois
Memberworks Canada LLC	Delaware
Coverdell Canada Corporation	Canada

Name	State or Other Jurisdiction of Incorporation

Velo ACU LLC	Delaware
FYI Direct, LLC	Delaware
Vertrue LLC	Delaware
Adaptive Marketing LLC	Delaware
FYI Direct Canada Corporation	Canada
Arthur J. Gallagher Risk Management Services (Hawaii), Inc.	Hawaii
Arthur J. Gallagher Risk Management Services of Utah, Inc.	Utah
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Arthur J. Gallagher Real Estate Risk Purchasing Group, LLC	California
Arthur J. Gallagher School Risk Purchasing Group, LLC	California
Arthur J. Gallagher Financial Services Professionals Risk Purchasing Group, LLC	California
Nonprofit Insurance Risk Purchasing Group, LLC	California
Gallagher Community Clinic RPG, LLC	California
Artex Risk Solutions, Inc.	Delaware
Copper Mountain Assurance, Inc.	Utah
CMA Solutions, LLC	Utah
Artex Insurance (Tennessee) PCCIC, Inc.	Tennessee
Bluewater Incorporated Cell Insurance Company	Tennessee
Gallagher Benefit Services, Inc.*	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services,	Inc. Delaware
GBS Administrators, Inc.	Washington
Gallagher Fiduciary Advisors, LLC	Delaware
Gallagher Voluntary Benefits, LLC	Delaware
Gallagher Investment Advisors, LLC	Delaware
Gallagher Bassett Services, Inc.,*	Delaware
Gallagher Bassett Aires, Inc.	Illinois
MedInsights, Inc.	Delaware
Gallagher Bassett International Ltd.	England
Gallagher Bassett Insurance Services, Ltd.	England
Countrywide Accident Assistance Limited	England
Fleet Assistance Limited	England
Strata Solicitors Ltd	England
HMG-PCMS Limited	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd.	Australia
Gallagher Bassett Services Workers Compensation Victoria Pty Ltd.	Australia
Gallagher Bassett NZ Pty Ltd.	New Zealand
Nordic Försäkring & Riskhantering AB	Sweden
London Market AS (3)	Czech Republic

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Fortress Insurance, LLC	Delaware
RIL Administrators (Guernsey) Ltd.	Guernsey
Sentinel Indemnity, LLC	Delaware
Artex Risk Solutions, Inc.	Anguilla
JPGAC, LLC	Delaware
Bollinger, Inc.	New Jersey
Bollinger Insurance Services, Inc.	Delaware
Risk Placement Services, Inc.*	Illinois
Continental Premium Finance Corporation # (35)	Georgia
Commonwealth Premium Finance Corporation # (35)	Kentucky
First Premium, Inc. # (35)	Louisiana
Premium Finance Corporation # (35)	Wisconsin
American Freedom Carriers, Inc.	Indiana
College and University Scholastic Excess Risk Purchasing Group, LLC	California
Consolidated Casualty Specialties, LLC	Delaware
Pronto Holdco, Inc.	Delaware
Vela Holdings I GP, LLC	Texas
Insurance Internet Systems, LP	Texas
Vela Holdings II GP, LLC	Texas
Pronto Insurance Agencies, LP	Texas
CKR Insurance	Texas
Pronto Franchise, LLC	Texas
Pronto General Agency Management, LLC	Texas
Pronto General Agency, Ltd	Texas
Pronto Insurance Agency of Laredo, Inc.	Texas
Pronto Holding Florida, LLC	Delaware
Pronto Florida General Acency, LLC	Delaware
Pronto Florida Claims, LLC	Delaware
Pronto Holding California LLC	Delaware
Premier Insurance Services Inc.	California
Big Savings Insurance Agency, Inc.	California
Pronto California Claims, LLC	Delaware
Pronto California General Agency, LLC	Delaware
Pronto California Agency, LLC	Delaware
AJG Financial Services, LLC	Delaware
Arthur J. Gallagher Service Company, LLC*	Delaware
Gallagher Corporate Services, LLC	Delaware
Arthur J. Gallagher & Co. (Illinois)*	Illinois
Gallagher Mauritius Holdings	Mauritius
Gallagher Service Center LLP	India
Arthur J. Gallagher & Co. (Canada) Ltd	Delaware
Gallagher Canada Acquisition Corporation	Canada

Name	State or Other Jurisdiction of Incorporation

AJG North America ULC	Canada
Gallagher Energy Risk Services Inc.	Canada
Arthur J. Gallagher Group Quebec ULC	Canada
Gallagher Benefit Services (Canada) Group Inc.	Canada
Keyser Benefits Corp.	Canada
Arthur J. Gallagher Canada Limited (4)	Canada
Cintran Claims Canada Limited	Canada
Pen Underwriting Canada Limited	Canada
GPL Assurance Inc.	Canada
Palmer Atlantic Insurance Ltd	Canada
Palmer Atlantic Risk Services Ltd.	Canada
Jones Brown Group Inc.	Canada
Jones Brown Inc. (5)	Canada
Jones Brown Insurance Solutions Inc.	Canada
Pearson Dunn Insurance Inc.	Canada
Game Day Insurance Inc.	Canada
Gallagher Benefit Services (Holdings) Limited	England
Gallagher Benefit Services Management Company Limited	England
Gallagher Risk & Reward Limited	England
Gallagher Communications Limited	England
Orb Financial Services Limited	England
Argentis Financial Group Limited	England
Kingston Smith Financial Advisors (6)	England
Argentis Financial Management Limited	England
Argentis Wealth Management Ltd	England
Argentis Mortgages Ltd	England
Argentis Financial Services Ltd	England
Agrentis Investment Management Ltd	England
Gatehouse Consulting Limited	England
Total Rewards Group (Holdings) Limited	England
Reward Management Limited	England
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Artex Risk Solutions (Cayman) Limited	Cayman Islands
Atrex Insurance (Cayman) SPC Limited	Cayman Islands
SEG Insurance Ltd (7)	Bermuda
Artex Intermediaries, Ltd	Bermuda
Artex Risk Solutions (Bermuda) Ltd	Bermuda
Artex (SAC) Limited	Bermuda
Protected Insurance Company	Bermuda
Arthur J. Gallagher Latin America, LLC	Illinois
Arthur J. Gallagher (Bermuda) Holding Partnership (8)	Bermuda

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

CGM Gallagher Group Ltd (9)	St. Lucia
Mecacem Insurance SPC Ltd	Cayman Islands
CGM Gallagher Insurance Brokers (Barbados) Limited	Barbados
CGM Gallagher Insurance Brokers Jamaica Limited	Jamaica
CGM Gallagher Insurance Brokers (St. Lucia) Limited	St. Lucia
CGM Gallagher Insurance Brokers (St. Vincent) Limited	St. Vincent
CGM Gallagher Insurance Brokers (St. Kitts & Nevis) Limited	St. Kitts & Nevis
Muf Investments S.a.r.l. (10)	Luxembourg
Arthur J. Gallagher Chile Corredores de Reaseguros, S.A. (11)	Chile
AJG Holding (Chile) SpA. (12)	Chile
Arthur J. Gallagher Corredores de Seguros S.A. (13)	Chile
Brim AB	Sweden
Arthur J Gallagher (Norway) Holdings AS	Norway
Bergvall Marine A.S.	Norway
Gallagher Colombia (UK) Limited (14)	England
Gallagher RE Colombia Ltda Corredores de Reaseguros SA	Colombia
Gallagher Consulting Ltda	Colombia
Arthur J. Gallagher Corredores de Seguros S.A. (15)	Colombia
Arthur J. Gallagher Peru Corredores de Reaseguros, S.A. (16)	Peru
Arthur J. Gallagher Peru Corredores de Seguros S.A. (17)	Peru
Arthur J. Gallagher Asesoria S.A.C.	Peru
Artex Risk Solutions (International) Ltd	Guernsey
Artex Risk Solutions(Holdings) Limited	Guernsey
Artex Holdings (Gibraltar) Limited	Gibraltar
Artex Corporate Services Limited	Gibraltar
Artex Risk Solutions (Gibraltar) Limited	Gibraltar
Artex Risk Solutions (Guernsey) Limited	Guernsey
Artex Insurance ICC Limited	Guernsey
Artex Insurance (Guernsey) PCC Limited	Guernsey
Harlequin Insurance PCC Limited	Guernsey
Mannequin Insurance PCC Limited	Guernsey
Artex Holdings (Malta) Limited	Malta
Osprey Insurance Brokers Limited	Malta
Artex Risk Solutions (Malta) Limited	Malta
Artex Corporate Services (Malta) Limited	Malta
Artex Risk Solutions (UK) Limited	England
Artex Risk Solutions (Singapore) Pte Ltd	Singapore
Heritage Insurance Brokers (CI) Limited	Guernsey
Hexagon Insurance PCC Limited	Guernsey
Septagon Insurance PCC Limited	Guernsey
Axe Insurance PCC Limited	Guernsey
Hexagon ICC Limited	Guernsey

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Pastel Holdings Pty Limited	Australia
GBS (Australia) Holdings Pty Ltd	Australia
Gallagher Benefit Services Pty Ltd	Australia
Complete Financial Balance Pty Ltd	Australia
Finergy Solutions Pty Ltd	Australia
Avantek Pty Ltd	Australia
Personal Advice Services Pty Ltd	Australia
Super Advice Corporate Services Pty Ltd	Australia
Arthur J. Gallagher (Life Solutions) Ltd	Australia
Pastel Purchaser Pty Limited	Australia
Elantis Premium Funding Limited # (35)	Australia
OAMPS Ltd.	Australia
Gallagher Risk Placements Pty Ltd	Australia
Arthur J. Gallagher & Co. (AUS) Ltd	Australia
Strathern Integration Holdco Pty Ltd	Australia
Kingspark Enterprises Pty Ltd	Australia
Instrat Integration Holdco Pty Ltd	Australia
Instrat Insurance Brokers Pty Ltd	Australia
Blue Integration Holdco Pty Ltd	Australia
Insure Pty Ltd	Australia
Strathern Insurance Group Pty Ltd	Australia
Strathern Unit Trust	Australia
Strathearn Insurance Brokers (Qld) Trading Trust	Australia
Secure Enterprises Pty Ltd	Australia
Parkstar Enterprises Pty Ltd	Australia
OAMPS Gault Armstrong Pty Ltd	Australia
Gault Armstrong Kemble Pty Ltd	Australia
Gault Armstrong SARL	New Caledonia
Milne Alexander Pty Ltd	Australia
MA Underwriting Pty Ltd	Australia
I-Protect Underwriting Pty Ltd	Australia
Arthur J. Gallagher Australasia Holdings Pty Ltd.	Australia
Pen Underwriting Group Pty. Ltd.	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd	Australia
Arthur J. Gallagher (Aus) Pty Ltd	Australia
InsSync Group Pty Ltd	Australia
Pen Underwriting Pty Ltd	Australia
Pastel Holding (NZ) Company	New Zealand
Pastel Purchaser (NZ) Limited	New Zealand
Mike Henry Insurance Brokers Limited	New Zealand
Mike Henry Insurance Funding Limited	New Zealand
Arthur J. Gallagher Broking (NZ) Limited	New Zealand

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Elantis Premium Funding (NZ) Limited # (35)	New Zealand
Crombie Lockwood (NZ) Limited	New Zealand
Fraser MacAndrew Ryan Limited	New Zealand
Monument Premium Funding Limited # (35)	New Zealand
Monument Insurance (NZ) Limited	New Zealand
Offshore Market Placements Limited	New Zealand
PhilPacific Insurance Brokers and Managers, Inc. (18)	Philippines
Arthur J. Gallagher (Singapore) Pte Ltd	Singapore
IBS Reinsurance Singapore Pte Ltd	Singapore
PT IBS Insurance Broking Service (19)	Indonesia
Hesse & Partner, AG (20)	Switzerland
Hesse Consulting Gmbh (20)	Switzerland
Arthur J. Gallagher Holdings (UK) Limited	England
GGB Finance 1 Limited	England
GGB Finance 2 Limited	England
GGB Finance 3 Limited	England
Gallagher Holdings (UK) Limited	England
Arthur J. Gallagher Services (UK)	Ltd England
Arthur J. Gallagher (UK) Limited	England
Risk Management Partners Limited	England
Alesco Risk Management Services Limited	England
Pen Underwriting Limited	England
Contego Underwriting Limited	England
Zenor Limited	England
Risk Services (NW) Limited	England
Portmore Insurance Brokers Limited	England
Portmore Insurance Brokers (Wilshire) Limited	England
Pavey Group Holdings (UK) Limited	England
Pavey Group Holdings Limited	England
Pavey Group Limited	England
Purple Bridge Group Limited (21)	England
Just Landlords Insurance Services Ltd	England
Vasek Insurance Services Limited	England
Unoccupied Direct Limited	England
Purple Bridge Investments Limited	England
Purple Bridge Publishing Limited	England
Purple Bridge Finance Limited	England
Purple Bridge Claims Management Limited	England
Purple Bridge Online Services Limited	England
Insure My Villa Limited	England
Capsicum Reinsurance Brokers LLP (22)	England
Capsicum Reinsurance Brokers No. 1 LLP (23)	England

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Capsicum Reinsurance Brokers No. 2 LLP (23)	England
YOA Capsicum Reinsurance Broker Limited (24)	Guernsey
Capsicum Reinsurance Brokers No. 3 LLP (23)	England
Capsicum Reinsurance Brokers Bermuda Limited	Bermuda
Capsicum Reinsurance Brokers No. 4 LLP (23)	England
Capsicum Reinsurance Brokers No. 5 LLP (23)	England
Capsicum Reinsurance Brokers No. 6 LLP (23)	England
Capsicum Reinsurance Brokers No. 7 LLP (23)	England
Capsicum Re Latin America Corretora De Resseguros Ltda	Brazil
Capsicum Reinsurance Brokers Miami, Inc.	Delaware
Capsicum CRLA LLP	Brazil
Capsicum Re Brasil Participacoes Ltda	Brazil
Capsicum Reinsurance Brokers No. 9 LLP (23)	England
Capsicum Reinsurance Brokers No. 10 LLP (23)	England
Capsicum Reinsurance Brokers No. 11 LLP (23)	England
Alize Limited	England
Stackhouse Poland Group Limited	England
Stackhouse Poland Midco Limited	England
Stackhouse Poland Bidco Limited	England
Stackhouse Poland Holdings Limited	England
Stackouse Poland Limited	England
Inspire Underwriting Limited	Englan
RSM Insurance Services Limited (25)	England
Foley Healthcare Limited	England
Honour Point Limited	England
HR Owen Insurance Services Limited (26)	England
Lucas Fettes Limited	England
Ptarmigan Underwriting UK Limited (27)	England
Ptarmigan Underwriting Agency Limited (28)	England
Lucas Fettes and Partners Limited	England
Protek Group Limited(29)	England
Antrobus Investments Limited (30)	England
Insurance Acquisitions Holdings Limited	England
Quantum Underwriting Solutions Limited	England
Title Investments Limited	England
Title & Covenant Brokers Ltd.	England
Risk Solutions Group Limited	England
Property Insurance Initatives Limited	England
Coleman Group Holdings Limited	England
Coleman Holdings Limited	England
HLG Holdings Limited	England
Friary Intermediate Limited	England

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Acumus Interco Limited	England
Acumus Holdings Limited	England
Arthur J. Gallagher Housing Limited (31)	England
Heath Lambert Limited	England
Gallagher Benefits Consulting Limited	England
Heath Lambert Overseas Limited	England
Fenchurch Faris Limited (32)	Jordan
Fenchurch Faris Limited (33)	Saudi Arabia
Gallagher Holdings Three (UK) Limited	England
Insurance Dialogue Limited	England
Blenheim Park Ltd	England
Blenheim Park Services Limited	England
Property and Commercial Limited	England
Belmont Insurance Holdings Limited	England
Belmont International Limited	England
Rio 587 Limited	England
Rio 588 Limited	England
Quillco 226 Limited	Scotland
Quillco 227 Limited	Scotland
Ink Underwriting Agencies Limited	England
Giles Holdings Limited	Scotland
RA Rossborough (Insurance Brokers) Ltd	Jersey
Rossborough Insurance Services, Ltd. (Jersey)	Jersey
Rossborough Insurance (IOM) Ltd.	Isle of Man
Rossborough Healthcare International Ltd	Guernsey
RA Rossborough (Guernsey) Ltd.	Guernsey
Arthur J. Gallagher Insurance Brokers Limited (34)	Scotland
Igloo Insurance PCC Limited	Guernsey
Gallagher Holdings Four (UK) Limited	England
OAMPS (UK) Limited	England
OAMPS Special Risks Ltd	England
Evolution Underwriting Group Limited	England
Evolution Underwriting Limited	England
Evolution Risk Services Limited	England
Evolution Technology Services Limited	England
Oval Limited	England
Oval Healthcare Limited	England
Oval Management Services Limited	England
Oval Insurance Broking Limited	England

Notes

(1)
15% of the Membership Interests of this subsidiary is owned by an unrelated party.
(2)
50% owned by an unrelated party.
(3)
60% held by unrelated parties.
(4)
6.4% owned by local management.
(5)
48.54% owned by Arthur J. Gallagher Canada Limited
(6)
50% owned by Argentis Financial Group Ltd.
(7)
76% of the Common Stock of this subsidiary is owned by two third parties.
(8)
Arthur J. Gallagher & Co(Canada) Ltd is an equal partner in the Bermuda Partnership.
(9)
The Bermuda Partnership owns 80% of CGM Gallagher Group Ltd.
(10)
Holds 21.19% ownership interest in Casanueva Perez S.A.P. de C.V.(Grupo CP) .
(11)
23.17% owned by management.
(12)
18.42% owned by management.
(13)
8.06% owned by management.
(14)
40.96% owned by management.
(15)
5.03% owned by management.
(16)
11% owned by management.
(17)
25% owned by management.
(18)
33.34% owned by Arthur J. Gallagher(Bermuda) Holdings Partnership; remainder owned by management.
(19)
60% owned by outside party
(20)
35% owned by management
(21)
30% owned by management
(22)
67% owned by management.
(23)
40% owned by management.
(24)
50% owned by management
(25)
33% interest – Stackhouse Poland Holdings Limited. 66% interest – Arrandco Investments Limited
(26)
35% interest – Stackhouse Poland Holdings Limited. 60 % interest - H.R. Owen PLC. 5% interest – Claire Manton
(27)
67% interest – Lucas Fettes Limited. 10% interest - Lee Glynn. 12.5% interest - Stephen Knighton. 10.5% interest – Hugo Merison
(28)
60% interest – Lucas Fettes Limited. 22% interest - Kevin Kettrick. 9% interest – David Leaper . 9 % interest – Hugo Meri
(29)
33% interest – Lucas Fettes Limited. 9% interest – Mark Jackson. 40% interest - Simon Middleton . 9% interest – Paul Rose. 9% interest – James Russell
(30)
95% interest – Stackhouse Poland Holdings Limited. 5% interest – Lee Rhodes
(31)
22.5% owned by Friary Intermediate Ltd.
(32)
90% owned by unrelated party
(33)
14% economic interest held by Heath Lambert Overseas Limited, 40% by direct parent and 46% by unrelated party
(34)
51% owned by Rio 588 Ltd. and 49% owned by Giles Holding.
(35)
Premium Finance Subsidiary.